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                                                                     EXHIBIT 2.4




                         ==============================

                          AGREEMENT AND PLAN OF MERGER



                                  BY AND AMONG

                               E-STAMP CORPORATION

                                       AND

                                LEARN2.COM, INC.













                           Dated as of April 19, 2001



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                                TABLE OF CONTENTS

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Article I. THE MERGER AND THE PRIVATE PLACEMENT...................................................................2
     SECTION 1.01     The Merger..................................................................................2
     SECTION 1.02     Effective Time; Closing Date................................................................2
     SECTION 1.03     Closing.....................................................................................2
     SECTION 1.04     Effect of the Merger........................................................................2
     SECTION 1.05     Certificate of Incorporation; By-laws.......................................................3
     SECTION 1.06     Directors and Officers of the Surviving Corporation and E-Stamp following the Merger........3
     SECTION 1.07     Subsequent Actions..........................................................................3
     SECTION 1.08     The Private Placement.......................................................................3
     SECTION 1.09     Tax Consequences............................................................................6
Article II. CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES....................................................6
     SECTION 2.01     Conversion of Capital Stock.................................................................6
     SECTION 2.02     Exchange of Certificates....................................................................7
     SECTION 2.03     Learn2 Options..............................................................................8
     SECTION 2.04     Certain Adjustments.........................................................................8
     SECTION 2.05     Dissenting Shares...........................................................................9
Article III. REPRESENTATIONS AND WARRANTIES OF LEARN2.............................................................9
     SECTION 3.01     Organization and Qualification..............................................................9
     SECTION 3.02     Subsidiaries...............................................................................10
     SECTION 3.03     Organizational Documents...................................................................10
     SECTION 3.04     Capitalization.............................................................................10
     SECTION 3.05     Authority; Binding Obligation..............................................................11
     SECTION 3.06     No Conflict; Required Filings and Consents.................................................12
     SECTION 3.07     SEC Filings; Financial Statements..........................................................12
     SECTION 3.08     Disclosure Documents.......................................................................13
     SECTION 3.09     Assets.....................................................................................13
     SECTION 3.10     Absence of Certain Developments............................................................14
     SECTION 3.11     Litigation; Compliance with Law............................................................14
     SECTION 3.12     Intellectual Property......................................................................14
     SECTION 3.13     Environmental Matters......................................................................15
     SECTION 3.14     Contracts; No Default......................................................................15
     SECTION 3.15     Labor Relations............................................................................16
     SECTION 3.16     Pension and Benefit Plans..................................................................16
     SECTION 3.17     Taxes and Tax Matters......................................................................18
     SECTION 3.18     Insurance..................................................................................19
     SECTION 3.19     Arrangements With Related Parties..........................................................19
     SECTION 3.20     Board Recommendation.......................................................................19
     SECTION 3.21     Broker's Fees..............................................................................19
Article IV. REPRESENTATIONS AND WARRANTIES  OF E-STAMP...........................................................20
     SECTION 4.01     Organization and Qualification.............................................................20
     SECTION 4.02     Subsidiaries...............................................................................20
     SECTION 4.03     Organizational Documents...................................................................20
     SECTION 4.04     Capitalization.............................................................................21
     SECTION 4.05     Authority; Binding Obligation..............................................................22
     SECTION 4.06     No Conflict; Required Filings and Consents.................................................22
     SECTION 4.07     SEC Filings; Financial Statements..........................................................23
     SECTION 4.08     Disclosure Documents.......................................................................24
     SECTION 4.09     Assets.....................................................................................24
     SECTION 4.10     Absence of Certain Developments............................................................24
     SECTION 4.11     Litigation; Compliance with Law............................................................25
     SECTION 4.12     Intellectual Property......................................................................25
     SECTION 4.13     Environmental Matters......................................................................26
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     SECTION 4.14     Contracts; No Default......................................................................26
     SECTION 4.15     Labor Relations............................................................................26
     SECTION 4.16     Pension and Benefit Plans..................................................................27
     SECTION 4.17     Taxes and Tax Matters......................................................................28
     SECTION 4.18     Insurance..................................................................................30
     SECTION 4.19     Arrangements With Related Parties..........................................................30
     SECTION 4.20     Board Recommendation.......................................................................30
     SECTION 4.21     Broker's Fees..............................................................................30
Article V. COVENANTS.............................................................................................30
     SECTION 5.01     Conduct of the Business of Learn2 Until Effective Time.....................................30
     SECTION 5.02     Conduct of the Business of E-Stamp Until Effective Time....................................32
     SECTION 5.03     Commercially Reasonable Efforts to Satisfy Conditions......................................34
     SECTION 5.04     No Solicitation by Learn2 of Competing Transactions........................................34
     SECTION 5.05     No Solicitation by E-Stamp of Competing Transactions.......................................36
     SECTION 5.06     Registration Statement; Proxy Statement....................................................37
     SECTION 5.07     Stockholders Meetings......................................................................38
     SECTION 5.08     Quarterly Plan.............................................................................39
     SECTION 5.09     Access and Information.....................................................................39
     SECTION 5.10     Publicity..................................................................................40
     SECTION 5.11     Directors' and Officers' Insurance Indemnification.........................................40
     SECTION 5.12     Employee Benefit Matters...................................................................40
     SECTION 5.13     Transaction Expenses.......................................................................41
     SECTION 5.14     Stockholder Litigation.....................................................................42
     SECTION 5.15     Affiliate Agreements.......................................................................42
     SECTION 5.16     Redemption and Termination of Convertible Debenture........................................42
     SECTION 5.17     Termination of Letter Agreement............................................................42
     SECTION 5.18     Lock-Up Agreements.........................................................................42
Article VI. CONDITIONS...........................................................................................43
     SECTION 6.01     Conditions to Obligations of Each Party under this Agreement...............................43
     SECTION 6.02     Conditions to Obligations of E-Stamp.......................................................43
     SECTION 6.03     Conditions to Obligations of Learn2........................................................44
Article VII. TERMINATION, AMENDMENT AND WAIVER...................................................................45
     SECTION 7.01     Termination................................................................................45
     SECTION 7.02     Effect of Termination......................................................................46
     SECTION 7.03     Fees and Expenses..........................................................................46
     SECTION 7.04     Amendment..................................................................................47
     SECTION 7.05     Extension; Waiver..........................................................................47
Article VIII. GENERAL PROVISIONS.................................................................................47
     SECTION 8.01     Notices....................................................................................47
     SECTION 8.02     No Survival of Representations and Warranties..............................................48
     SECTION 8.03     Headings...................................................................................48
     SECTION 8.04     Severability...............................................................................48
     SECTION 8.05     Entire Agreement...........................................................................49
     SECTION 8.06     Assignment.................................................................................49
     SECTION 8.07     Parties in Interest........................................................................49
     SECTION 8.08     Mutual Drafting............................................................................49
     SECTION 8.09     Governing Law..............................................................................49
     SECTION 8.10     Counterparts...............................................................................50
     SECTION 8.11     Singular and Plural........................................................................50
Article IX. DEFINITIONS..........................................................................................50
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                                       ii

                          AGREEMENT AND PLAN OF MERGER

      This AGREEMENT AND PLAN OF MERGER, dated as of April 19, 2001 (this "AGREEMENT"), is entered into by and among E-Stamp Corporation, a corporation organized under the laws of the State of Delaware ("E-STAMP"), and Learn2.com, Inc., a corporation organized under the laws of the State of Delaware ("LEARN2") (E-Stamp and Learn2 are individually hereinafter referred to as a "PARTY" and collectively hereinafter referred to as the "PARTIES").

      WHEREAS, the Board of Directors of each of E-Stamp and Learn2 has approved and deems it advisable and in the best interests of its respective stockholders to consummate the acquisition of Learn2 by E-Stamp upon the terms and subject to the conditions set forth herein (the "ACQUISITION"); and

      WHEREAS, in furtherance of the Acquisition, Learn2 proposes to offer and sell to E-Stamp, in a transaction exempt from registration under the Securities Act (as defined herein) (the "PRIVATE PLACEMENT"), the Convertible Note (as defined herein) in exchange for an aggregate cash amount of $2,000,000; and

      WHEREAS, E-Stamp proposes to acquire all of the outstanding securities of Learn2 not acquired pursuant to the Private Placement pursuant to a merger between E-Stamp and Learn2 (the "MERGER") in accordance with the Delaware General Corporation Law ("DELAWARE LAW"); and

      WHEREAS, as a condition and inducement to E-Stamp entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, E-Stamp is entering into a voting agreement with certain of the directors and officers of Learn2 who are Learn2 Stockholders (as defined herein) (the "E-STAMP VOTING AGREEMENT"); and

      WHEREAS, as a condition and inducement to Learn2 entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Learn2 is entering into a voting agreement with certain of the directors and officers of E-Stamp who are E-Stamp Stockholders (as defined herein) (the "LEARN2 VOTING AGREEMENT"); and

      WHEREAS, each of E-Stamp and Learn2 desire to make certain representations, warranties, covenants and agreements in connection with the Private Placement and the Merger; and

      WHEREAS, E-Stamp and Learn2 intend that the Merger constitute a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, and that this Agreement constitute a "plan of reorganization" within the meaning of Treasury Regulation Section 1.368-2(g); and

      WHEREAS, certain terms used in this Agreement are defined in Article IX hereof.

      NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the Parties agree as follows.

                                   ARTICLE I.

                      THE MERGER AND THE PRIVATE PLACEMENT

SECTION 1.01      THE MERGER.

Upon the terms and subject to the conditions set forth in Agreement, and in accordance with Delaware Law, at the Effective Time (as defined in Section 1.02 of this Agreement) Learn2 shall be merged with and into E-Stamp, with E-Stamp being the surviving corporation (hereinafter sometimes called "SURVIVING CORPORATION") in the Merger. Upon consummation of the Merger, the separate corporate existence of Learn2 shall cease, and the Surviving Corporation shall continue to exist as a Delaware corporation.

SECTION 1.02      EFFECTIVE TIME; CLOSING DATE.

Subject to the provisions of Section 1.03 of this Agreement, as promptly as practicable after the satisfaction or, if permissible, waiver of all of the conditions set forth in Article VI of this Agreement, the Parties shall cause the Merger to be consummated by filing the Certificate of Merger, and any other appropriate documents with the Delaware Secretary of State, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law (the date and time of such filing, or such later mutually agreed date and time specified in the Certificate of Merger, being the "EFFECTIVE TIME").

SECTION 1.03      CLOSING.

The closing of the Merger (the "CLOSING") shall take place at 10:00 a.m. on a date to be agreed upon by the Parties, and if such date is not agreed upon by the Parties, the Closing shall occur on the second Business Day after satisfaction or, if permissible, waiver of all of the conditions set forth in
Article VI of this Agreement, at the offices of Swidler Berlin Shereff Friedman, LLP, 405 Lexington Avenue, New York, New York 10174 or at such other place as is agreed to by the Parties.

SECTION 1.04      EFFECT OF THE MERGER.

Without limiting the generality of the foregoing, upon the Merger, all the rights, privileges, immunities, powers and franchises of Learn2 and E-Stamp shall vest in the Surviving Corporation and all restrictions, obligations, duties, debts and liabilities of Learn2 and E-Stamp shall be the restrictions, obligations, duties, debts and liabilities of the Surviving Corporation.

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SECTION 1.05      CERTIFICATE OF INCORPORATION; BY-LAWS.

Pursuant to the Merger and effective immediately following the Merger, (x) the certificate of incorporation of E-Stamp, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by law and such certificate of incorporation; provided, however that Section I of the certificate of incorporation of E-Stamp shall be amended to read as follows: "The name of the corporation is Learn2.com, Inc.", and (y) the by-laws of E-Stamp, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended as provided by law, by such certificate of incorporation or by such by-laws. The Merger shall have the effects specified in Delaware Law.

SECTION 1.06 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION AND E-STAMP FOLLOWING THE MERGER.

From and after the Effective Time of the Merger, the Board of Directors of E-Stamp shall consist of nine directors, comprised of five designees of the Board of Directors of E-Stamp and four designees of the Board of Directors of Learn2. At the Effective Time of the Merger, Robert Ewald shall be the Chairman of the Board, Stephen Gott shall be President and Chief Executive Officer and Marc Landy shall be a Vice President and Chief Financial Officer of E-Stamp. At the Effective Time of the Merger, the Executive Committee of the Board of E-Stamp shall consist of Donald Schupak, Marcelo Gumucio, Robert Ewald and Stephen Gott, and Donald Schupak shall be the Chairman of the Executive Committee of the Board.

SECTION 1.07      SUBSEQUENT ACTIONS.

If at any time after the Effective Time the Surviving Corporation will consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Learn2 acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Learn2, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporation or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

SECTION 1.08      THE PRIVATE PLACEMENT.

      (a) THE PRIVATE PLACEMENT. At the Convertible Note Closing (as defined below), Learn2 shall issue and deliver to E-Stamp, and E-Stamp agrees to purchase and accept from Learn2 the Convertible Note in exchange for $2,000,000. The Parties intended that the Private Placement be a transaction exempt from registration under the Securities Act.

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      (b) CONVERTIBLE NOTE CLOSING. Provided this Agreement shall not have been terminated, the closing of the acquisition of the Convertible Note (the "CONVERTIBLE NOTE CLOSING") shall be held on April 23, 2001 (the "CONVERTIBLE NOTE CLOSING DATE"), as mutually determined by E-Stamp and Learn2, at the offices of Swidler Berlin Shereff Friedman, LLP, The Chrysler Building, 405 Lexington Avenue, 12th Floor, New York, New York 10174. At the Convertible Note
Closing: (i) E-Stamp will deliver $2,000,000 by wire transfer of immediately available funds pursuant to the wire instructions delivered by Learn2; (ii) Learn2 shall issue and deliver to E-Stamp the Convertible Note with the legend in Section 1.08(c)(vi); (iii) Learn2 shall deliver to E-Stamp a certificate signed by an executive officer of Learn2 that the representations and warranties of Learn2 set forth in Section 1.08(d) and Article III hereof are true in all respects (in the case of any representation or warranty qualified as to materiality) or in all material respects (in the case of any representation or warranty not so qualified) at and as of the Convertible Note Closing Date; and
(iv) E-Stamp shall deliver to Learn2 a certificate signed by an executive officer of E-Stamp that the representations and warranties of E-Stamp set forth in Section 1.08(c) and Article IV hereof are true in all respects (in the case of any representation or warranty qualified as to materiality) or in all material respects (in the case of any representation or warranty not so qualified) at and as of the Convertible Note Closing Date.

      (c) E-STAMP PRIVATE PLACEMENT REPRESENTATIONS AND WARRANTIES. With respect to the Private Placement, E-Stamp hereby represents, warrants to and agrees with Learn2 as follows:

            (i) E-Stamp has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an unregistered, investment such as an investment in Learn2 and has evaluated the merits and risks of such an investment. E-Stamp is not relying on Learn2 with respect to the tax, legal and economic considerations involved in this investment or to its investment in Learn2. E-Stamp understands that the sale and purchase of the Convertible Note, the Preferred Shares issuable on conversion of the Convertible Note and the shares of common stock issuable upon conversion of the Preferred Shares (collectively, the "PRIVATE PLACEMENT SECURITIES") have not been approved or disapproved by the SEC or any other Governmental Entity.

            (ii) E-Stamp has been afforded with an opportunity to ask questions of and receive answers from representatives of Learn2 concerning information, to which a reasonable investor would attach significance in making investment decisions, so that as a reasonable investor E-Stamp has been able to make E-Stamp's decision to purchase the Private Placement Securities.

            (iii) E-Stamp acknowledges that neither Learn2 nor any person or entity acting on its behalf has offered to sell any of the Private Placement Securities to E-Stamp by means of any form of general solicitation or advertising, including without limitation (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio, and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. E-Stamp has not taken any action that would result in the Private Placement being treated as a public offering and not a valid private offering under the law.

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            (iv) E-Stamp is an "accredited investor" within the meaning of Rule
501 of Regulation D promulgated under the Securities Act. E-Stamp hereby represents and warrants that (i) it has not been formed for the purpose of purchasing the Private Placement Securities, (ii) it is not an employee benefit plan that permits employees to direct the investment of their account balances and (iii) it is not an investment company as defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"), and is not an entity that would be an investment company as defined in the Investment Company Act but for the exception provided in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

            (v) E-Stamp is acquiring the Private Placement Securities solely for its own account, for investment purposes only, and not with a view towards their resale or distribution. E-Stamp will not sell or otherwise transfer the Private Placement Securities, without registration under the Securities Act, or an exemption therefrom and fully understands and agrees that E-Stamp must bear the economic risk of E-Stamp's purchase of the Private Placement Securities for an indefinite period of time because, among other reasons, the Private Placement Securities have not been registered under the Securities Act or under the securities laws of certain states and, therefore, cannot be resold, pledged, assigned, transferred or otherwise disposed of unless the securities are subsequently registered under the Securities Act and under the applicable securities laws of such states or unless an exemption from such registration is available in the opinion of counsel of Learn2. E-Stamp is aware that an exemption from the registration requirements of the Securities Act pursuant to Rule 144 promulgated thereunder is not presently available; that Learn2 has no obligation to make available an exemption from the registration requirements pursuant to such Rule 144 or a successor rule for resale of the Private Placement Securities; and that even if an exemption under Rule 144 were available, Rule 144 permits only routine sales of securities in limited amounts in accordance with the terms and conditions of such Rule 144.

            (vi) E-Stamp agrees to the placement of a legend on any certificate or other document evidencing the Private Placement Securities (and a stop transfer order may be placed with respect thereto) in the form provided below:

      "THIS NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS (THE "ACTS"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF WITHOUT A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE ACTS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

      (d) LEARN2 PRIVATE PLACEMENT REPRESENTATIONS AND WARRANTIES. With respect to the Private Placement, Learn2 hereby represents, warrants to and agrees with E-Stamp as follows:

            (i) Learn2 will have at the Convertible Note Closing Date all requisite legal and corporate power to sell and issue the Convertible Note and to carry out and perform its obligations under the terms of the Convertible Note.

            (ii) All corporate action on the part of Learn2, its directors and stockholders necessary for the authorization, sale, issuance and delivery of the Convertible Note and the performance of all of Learn2's obligations thereunder has been taken or will be taken prior to the Convertible Note Closing. The Convertible Note, when executed and delivered by Learn2, shall constitute valid and binding obligations of Learn2 enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Preferred Shares, when issued in compliance with the provisions of the Convertible Note, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon E-Stamp; provided, however, that the Preferred Shares will be subject to restrictions on transfer under state and/or federal securities laws.

            (iii) Learn2 is the owner of all of the Assets subject to the lien securing the Convertible Note (the "COLLATERAL"), no other Person has any right, title, claim or interest (by way of lien or otherwise) in, against or to the Collateral and upon the filing of UCC-1 financing statements in the appropriate filing offices, E-Stamp has a first priority perfected security interest in the Collateral.

SECTION 1.09      TAX CONSEQUENCES.

It is intended by the Parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code and that E-Stamp will continue the historic business of Learn2 following the Merger.

                                  ARTICLE II.

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

SECTION 2.01      CONVERSION OF CAPITAL STOCK.

As of the Effective Time, by virtue of the Merger and without any further action on the part of the Learn2 Stockholders or holders of any capital stock of E-Stamp:

      (a) Each Learn2 Share owned by Learn2 as treasury stock and each Learn2 Share (including, without limitation, the Private Placement Securities) owned by E-Stamp, or any wholly owned Subsidiary of E-Stamp (other than shares in trust accounts, managed accounts, custodial accounts and the like that are beneficially owned by third parties) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

      (b) Each issued and outstanding Learn2 Share (other than Learn2 Shares to be canceled in accordance with Section 2.01(a) and, if applicable, other than any Dissenting Shares) shall be converted into the right to receive the number of E-Stamp Shares calculated pursuant to the Exchange Ratio, rounded to the nearest whole share, transferred to the holder thereof, without interest thereon (the "MERGER CONSIDERATION"), upon surrender of the certificate formerly representing such Learn2 Share in the manner provided in Section 2.02. From and after the Effective Time, all such converted Learn2 Shares shall no longer be outstanding and shall be deemed to be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Learn2 Shares shall cease to have any rights with respect to such shares except the right to receive the Merger Consideration therefor, without interest, upon the surrender of such certificate in accordance with Section 2.02 or the right, if any, to receive payment from the Surviving Corporation of the "fair value" of such Learn2 Shares as determined in accordance with Section 262 of Delaware Law.

SECTION 2.02      EXCHANGE OF CERTIFICATES.

      (a) E-Stamp shall designate a bank or trust company (which bank or trust company shall be reasonably acceptable to Learn2) to act as exchange agent for Learn2 Stockholders (the "EXCHANGE AGENT") in connection with the Merger to hold the E-Stamp Shares to which Learn2 Stockholders shall become entitled pursuant to Section 2.01(b).

      (b) As soon as reasonably practicable after the Effective Time, but in no event later than five (5) Business Days after the Closing, E-Stamp shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions not inconsistent with this Agreement as E-Stamp may specify, subject to reasonable approval by Learn2) and (ii) instructions for use in effecting the surrender of Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by E-Stamp, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Learn2 Share formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be canceled. If delivery of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such delivery shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration for such Shares in cash as contemplated by this Section 2.02.

      (c) At the Effective Time, the stock transfer books of Learn2 shall be closed, and thereafter there shall be no further registration of transfers of the Shares on the records of Learn2. From and after the Effective Time, the holders of Certificates evidencing ownership of the Learn2 Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law.

      (d) At any time following one year after the Effective Time, E-Stamp and the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to it any E-Stamp Shares (including any earnings received with respect thereto) that had been made available to the Exchange Agent and that have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) and only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Exchange Agent shall be liable to any holder of a Certificate for the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

SECTION 2.03      LEARN2 OPTIONS.

      (a) As of the Effective Time, each Learn2 Option shall be converted into an option, warrant, convertible security or other right to acquire E-Stamp Shares as provided in this Section 2.03. Following the Effective Time, each Learn2 Option shall continue to have, and shall be subject to, the terms and conditions of each agreement pursuant to which such Learn2 Option was subject immediately prior to the Effective Time (including, in the case of each Learn2 Option granted under Learn2's Stock Option Plans, the terms and conditions of Learn2's Stock Option Plans under which such Learn2 Option was granted), except that: (i) each Learn2 Option (as converted pursuant to this Section 2.03) shall be exercisable for that number of whole E-Stamp Shares equal to the product of
(A) the aggregate number of shares of Learn2 Shares for which such Learn2 Option was exercisable at the Effective Time, multiplied by (B) the Exchange Ratio, rounded down to the nearest whole share (provided that all references in such Learn2's Stock Option Plans and the agreement under which such Learn2 Option was granted to Learn2 shall be references to E-Stamp and references to Learn2 Shares shall be references to E-Stamp Shares); and (ii) the exercise price per share of E-Stamp Shares issuable pursuant to each Learn2 Option (as converted pursuant to this Section 2.03) shall be equal to the exercise price per Learn2 Share under such Learn2 Option at the Effective Time divided by the Exchange Ratio, rounded up to the nearest whole cent.

      (b) The assumption and substitution of Learn2 Options as provided herein shall not give the holders of such Learn2 Options additional benefits or additional (or accelerated) vesting rights that they did not have immediately prior to the Effective Time or relieve the holders of such Learn2 Options from any obligations or restrictions applicable to their Learn2 Options or the shares obtainable upon exercise of the Learn2 Options. The adjustment provided herein with respect to any Learn2 Options that are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be, effected in a manner that is consistent with continued treatment of such Learn2 Options as "incentive stock options" under Section 424(a) of the Code. The duration and other terms of the converted Learn2 Options provided for in this Section 2.03 shall be the same as the Learn2 Options except that all references to Learn2 shall be references to E-Stamp and references to the Learn2 Shares shall be references to E-Stamp Shares. E-Stamp shall take all corporate action necessary to reserve for issuance, at all times any converted Learn2 Options provided for in this Section 2.03 are outstanding, a sufficient number of E-Stamp Shares for delivery upon the exercise of such converted Learn2 Options.

SECTION 2.04      CERTAIN ADJUSTMENTS

If between the date hereof and the Effective Time, the outstanding Learn2 Shares or E-Stamp Shares shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, the Exchange Ratio (and any other references herein to a price per E-Stamp Share) shall be adjusted accordingly to provide the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend.

SECTION 2.05      DISSENTING SHARES.

To the extent that any holder of Learn2 Shares is entitled to appraisal rights under Delaware Law, then:

      (a) Notwithstanding any provision of this Agreement to the contrary, Dissenting Shares shall not be converted into or represent a right to receive the Merger Consideration pursuant to Section 2.01, but the holder thereof shall be entitled to only such rights as are granted by Delaware Law.

      (b) Notwithstanding the provisions of Section 2.05(a), if any holder of Learn2 Shares who demands appraisal of his Learn2 Shares under Delaware Law effectively withdraws or loses (through failure to perfect or otherwise) his right to appraisal, then as of the Effective Time or the occurrence of such event, whichever later occurs, such holder's Learn2 Shares shall automatically be converted into and represent only the right to receive the Merger Consideration as provided in Section 2.01(c), without interest, upon surrender of the Certificate or Certificates representing such Shares pursuant to Section 2.02.

      (c) Learn2 shall give E-Stamp (i) prompt notice of any written demands received by Learn2 for appraisal or payment of the fair value of any Learn2 Shares, withdrawals of such demands, and any other instruments served on Learn2 pursuant to Delaware Law and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Delaware Law. Except with the prior written consent of E-Stamp, Learn2 shall not voluntarily make any payment with respect to any demands for appraisal or settle or offer to settle any such demands.


                                  ARTICLE III.
                    REPRESENTATIONS AND WARRANTIES OF LEARN2

Except as set forth in the Disclosure Letter delivered by Learn2 to E-Stamp simultaneously with the execution of this Agreement (the "LEARN2 DISCLOSURE LETTER"), which Learn2 Disclosure Letter shall be divided into sections corresponding to the sections of this Article III, any exception set forth in any such section only modifying the corresponding section of this Article III or any other section of this Article III where the nature of such exception is reasonably apparent from the face of such exception, Learn2 hereby represents, warrants to and agrees with E-Stamp as follows:

SECTION 3.01      ORGANIZATION AND QUALIFICATION.

Learn2 is a corporation duly organized, validly existing and in good standing under Delaware Law, and has the corporate power and authority to own, operate and lease its Assets, to carry on its business as currently conducted, to execute and deliver this Agreement and to carry out the transactions contemplated hereby. Learn2 is duly qualified to conduct business as a foreign corporation and is in good standing in the states, countries and territories, and in each jurisdiction where the nature of its business or the ownership, operation or leasing of its Assets makes such qualification necessary except where failure to so qualify would not have a Learn2 Material Adverse Effect.

SECTION 3.02      SUBSIDIARIES.

      (a) Section 3.02 of Learn2 Disclosure Letter lists each Learn2 Subsidiary.
Section 3.02 of Learn2 Disclosure Letter sets forth (a) the authorized capital stock or other equity interests of each Learn2 Subsidiary and (b) the percentage of the issued and outstanding capital stock or other equity interests of each Learn2 Subsidiary owned by Learn2. Each Learn2 Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of its state or jurisdiction of incorporation (as listed in Section 3.02 of Learn2 Disclosure Letter), and has the requisite power and authority to own, operate and lease its Assets and to carry on its business as currently conducted. Each Learn2 Subsidiary is duly qualified to conduct business as a foreign Person and is in good standing in each jurisdiction where the nature of its business or the ownership, operation or the leasing of its Assets makes such qualification necessary except where failure to so qualify would not have a Learn2 Material Adverse Effect.

      (b) Except as set forth in Section 3.02 of Learn2 Disclosure Letter, Learn2 does not own, control or hold with the power to vote, directly or indirectly of record, beneficially or otherwise, any capital stock or any equity or ownership interest in any Person, except for less than five percent (5%) of any equity security registered under the Exchange Act.

SECTION 3.03      ORGANIZATIONAL DOCUMENTS.

Neither Learn2 nor any Learn2 Subsidiary is in violation of any of the provisions of its respective articles of incorporation or by-laws.

SECTION 3.04      CAPITALIZATION.

      (a) The authorized capital stock of Learn2 consists of one hundred million (100,000,000) Learn2 Shares and one hundred thousand (100,000) shares of preferred stock, par value $0.01 per share, of Learn2 (the "LEARN2 PREFERRED SHARES"). As of the close of business on April 11, 2001, (i) 52,881,618 Learn2 Shares are issued and outstanding; (ii) no Learn2 Shares are held in the treasury of Learn2; (iii) no Learn2 Preferred Shares are issued and outstanding; and (iv) an aggregate of 39,676,061 Learn2 Shares are reserved for issuance upon exercise of outstanding Learn2 Options. Except as provided in the foregoing sentence, Learn2 has no obligation to issue equity securities to any person. All the outstanding shares of Learn2's capital stock are, and all Learn2 Shares reserved for issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be, duly authorized, validly issued, fully paid and nonassessable. None of the outstanding shares of Learn2's capital stock have been issued in violation of any federal or state securities Laws. Learn2 will deliver to E-Stamp a complete and correct list, as of the close of business on April 11, 2001, of the number of Learn2 Shares subject to issuance upon exercise of outstanding

Learn2 Options (and the exercise prices thereof). Since April 11, 2001, there have been no changes to the authorized capital stock of Learn2 or the number of Learn2 Shares or Learn2 Preferred Shares outstanding except for issuances of Learn2 Shares upon exercise of Learn2 Options outstanding as of such date and reflected on the list delivered to E-Stamp described in the preceding sentence. Since April 11, 2001, no options or rights of any kind to acquire any shares of capital stock of Learn2 have been issued, granted or otherwise committed. Except as set forth in Section 3.04 of the Learn2 Disclosure Letter, all of the outstanding shares of capital stock of each Learn2 Subsidiary are duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by Learn2 or a Learn2 Subsidiary free and clear of all Liens. There are no accrued and unpaid dividends with respect to any outstanding shares of capital stock of Learn2.

      (b) Except as set forth in Section 3.04 of the Learn2 Disclosure Letter, there are no equity securities of any class of any Learn2 Subsidiary or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 3.04 if the Learn2 Disclosure Letter, there are no options, warrants, calls, rights, commitments or agreements of any character to which any Learn2 Subsidiary is a party, or by which Learn2 or any Learn2 Subsidiary is bound, obligating Learn2 or any Learn2 Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of any Learn2 Subsidiary or obligating any Learn2 Subsidiary to grant, extend or accelerate the vesting of or enter into any such option, warrant, call, right, commitment or agreement. There are no obligations, contingent or otherwise, of Learn2 or any Learn2 Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of Learn2 or any Learn2 Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Learn2 Subsidiary or any other entity. Section 3.04 of the Learn2 Disclosure Letter sets forth a complete schedule of all Learn2 Options held by the directors and executive officers of Learn2, which schedule includes for each such person, the number of Learn2 Shares for which such Learn2 Options are exercisable, the exercise price of such Learn2 Options, the vesting schedule of such Learn2 Options including the extent to which such Learn2 Option has vested to the date of this Agreement and whether the vesting of such Learn2 Option will be accelerated by reason of the transactions contemplated by this Agreement.

SECTION 3.05      AUTHORITY; BINDING OBLIGATION.

Learn2 has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Learn2 and the consummation by Learn2 of the transactions contemplated by this Agreement have been duly and validly approved by Learn2's Board of Directors. This Agreement has been duly executed and delivered by Learn2 and constitutes a legal, valid and binding obligation of Learn2 (assuming this Agreement has been duly executed and delivered by each of E-Stamp and constitutes a legal, valid and binding obligation of E-Stamp), enforceable in accordance with its terms, except as such enforceability may be subject to (a) the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effects of general equitable principles (whether considered in a proceeding in equity or at law); and (b) public policy concerns (including without limitation, the ability of a court to refuse to enforce unconscionable covenants, indemnification provisions or similar provisions).

SECTION 3.06      NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

      (a) The execution, delivery and performance by Learn2 of this Agreement, the fulfillment of and compliance with the terms and provisions hereof, and the consummation by Learn2 of the transactions contemplated hereby (including the Private Placement), do not and will not: (i) conflict with, or violate any provision of, the certificate of incorporation or by-laws of Learn2; (ii) subject to (A) obtaining the requisite approval and adoption of this Agreement by each of the Learn2 Stockholders and the E-Stamp Stockholders, if required by applicable Law, and (B) filing and recording of the Certificate of Merger as required by Delaware Law, conflict with or violate any Law applicable to Learn2 or any Learn2 Subsidiary, or any of their Assets; (iii) conflict with, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) or result in the termination or acceleration under any agreement to which Learn2 or any Learn2 Subsidiary is a party or by which Learn2 or any Learn2 Subsidiary, or any of their Assets, may be bound; or (iv) result in or require the creation or imposition of, or result in the acceleration of, any indebtedness or any Lien of any nature upon, or with respect to, Learn2 or any Learn2 Subsidiary or any of its Assets, except for (x) any such conflict or violation described in clause (ii) above, (y) any such conflict, breach or default described in clause (iii) above, or (z) any such creation, imposition or acceleration described in clause (iv) above that would not have a Learn2 Material Adverse Effect and that would not prevent Learn2 from consummating the transactions described herein.

      (b) The execution, delivery and performance by Learn2 of this Agreement, the fulfillment of and compliance with the terms and provisions hereof, and the consummation by Learn2 of the transactions contemplated hereby, do not and will not require any consent, approval, authorization or permit of, or filing with or notification to, any Person not party to this Agreement, except (i) as set forth in Section 3.06 of the Learn2 Disclosure Letter, (ii) the filing and recording of the Certificate of Merger as required by Delaware Law and (iii) where the failure to obtain any consent, approval, authorization or permit or to make any filing or notification otherwise required to be disclosed hereunder would not have a Learn2 Material Adverse Effect.

SECTION 3.07      SEC FILINGS; FINANCIAL STATEMENTS.

      (a) Learn2 has filed all forms, reports, statements and other documents required to be filed with the SEC since January 1, 1999, and has heretofore delivered to E-Stamp (to the extent not publicly available in EDGAR format on the SEC's web site), in the form filed with the SEC since such date, together with any amendments thereto, all of its (i) Annual Reports on Form 10-K, (ii) Quarterly Reports on Form 10-Q, (iii) proxy statements relating to meetings of stockholders (whether annual or special), (iv) reports on Form 8-K and (v) other reports or registration statements filed by Learn2 (collectively, whether or not required to be delivered to E-Stamp, the "LEARN2 SEC Reports"). As of their respective filing dates, Learn2 SEC Reports (i) complied as to form in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (b) The audited consolidated financial statements and unaudited interim financial statements of Learn2 included in Learn2 SEC Reports (or incorporated by reference therein), including all related notes and schedules (the "LEARN2 FINANCIAL STATEMENTS"), complied in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Learn2 Financial Statements present fairly in all material respects the consolidated financial position of Learn2 and any Learn2 Subsidiary as at the respective dates thereof and the consolidated results of operations and cash flows of Learn2 and any Learn2 Subsidiary for the periods indicated, in accordance with GAAP applied on a consistent basis in all material respects throughout the periods involved (except as may be noted therein) and subject in the case of interim financial statements to normal year-end adjustments and the absence of footnotes.

      (c) To the knowledge of Learn2, there are no liabilities or obligations (whether absolute or contingent, matured or unmatured) of Learn2 or any Learn2 Subsidiary that are not reflected, or reserved against, in the Learn2 Financial Statements, except for those (i) that are set forth in Section 3.07 of the Learn2 Disclosure Letter, (ii) that may have been incurred after December 31, 2000 in the Ordinary Course of Business or (iii) that would not have a Learn2 Material Adverse Effect.

SECTION 3.08      DISCLOSURE DOCUMENTS.

      (a) Each document required to be filed by Learn2 with the SEC in connection with the Merger (the "LEARN2 DISCLOSURE DOCUMENTS") (i) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) will, when filed, comply with the applicable requirements of the Exchange Act and the rules and regulations of the SEC, except that no representation or warranty is made hereby with respect to any information supplied by E-Stamp in writing expressly for inclusion in Learn2 Disclosure Documents.

      (b) The information with respect to Learn2 and/or any Learn2 Subsidiary that Learn2 furnishes to E-Stamp in writing specifically for use in any E-Stamp Disclosure Document will not, at the time of the filing thereof, at the time of any distribution thereof and at the time of the consummation of the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

SECTION 3.09      ASSETS.

Learn2 and each Learn2 Subsidiary have good, valid and marketable title to, or a valid leasehold interest in, all Assets respectively owned or leased by them, including, without limitation, all material Assets reflected in the Learn2 Financial Statements and all material Assets acquired by Learn2 or by any Learn2 Subsidiary since December 31, 2000 (except for Assets reflected in the Learn2 Financial Statements or acquired since December 31, 2000 which have been sold or otherwise disposed of in the Ordinary Course of Business), free and clear of all Liens other than Liens reflected in the Learn2 Financial Statements, Permitted Liens and other Liens that do not materially detract from the value or impair the use of the Assets subject thereto. All material personal property of Learn2 and each Learn2 Subsidiary is in good operating condition and repair, ordinary wear and tear excepted, and is suitable and adequate for the uses for which it is intended or is being used.

SECTION 3.10      ABSENCE OF CERTAIN DEVELOPMENTS.

Since December 31, 2000, except as contemplated by this Agreement or as disclosed in any Learn2 SEC Report filed since December 31, 2000, Learn2 and any Learn2 Subsidiaries have conducted their businesses only in the Ordinary Course of Business and, since such date, except as set forth in Section 3.10 of the Learn2 Disclosure Letter, there has not been (a) any change in the business, operations, properties, financial condition, assets or liabilities (including, without limitation, contingent liabilities) of Learn2 or any Learn2 Subsidiary having, individually or in the aggregate, a Learn2 Material Adverse Effect, (b) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of its capital stock or any redemption, purchase or other acquisition of any of its securities, or (c) any agreement by Learn2 or any Learn2 Subsidiary to take any of the actions described in this Section 3.10 except as expressly contemplated by this Agreement.

SECTION 3.11      LITIGATION; COMPLIANCE WITH LAW.

      (a) Except as set forth in Learn2 SEC Reports and Section 3.11 of the Learn2 Disclosure Letter, there are: (i) no claims, actions, suits, investigations, or proceedings pending or, to Learn2's knowledge, threatened against Learn2 or any of Learn2 Subsidiaries before any Governmental Entity or arbitrator, that would be reasonably likely to have a Learn2 Material Adverse Effect or that would prevent or enjoin, or delay in any material respect, consummation of the Merger or the transactions contemplated hereby; and (ii) no orders of any Governmental Entity or arbitrator outstanding against Learn2 or any Learn2 Subsidiary that would reasonably be likely to have a Learn2 Material Adverse Effect or that would prevent or enjoin, or delay in any material respect, consummation of the Merger or the transactions contemplated hereby.

      (b) Learn2 and each Learn2 Subsidiary have complied and are in compliance in all material respects with all Laws applicable to Learn2 and each Learn2 Subsidiary and their respective businesses or Assets, the failure to comply with which, individually or in the aggregate, would have a Learn2 Material Adverse Effect. Learn2 and each Learn2 Subsidiary have obtained and hold all Licenses (none of which has been materially modified or rescinded and all of which are in full force and effect) from all Government Entities necessary in order to own, use and maintain their respective Assets and to conduct their respective businesses as presently conducted, where the failure to obtain and hold would have a Learn2 Material Adverse Effect.

SECTION 3.12      INTELLECTUAL PROPERTY.

      (a) Section 3.12 of the Learn2 Disclosure Letter sets forth a complete list of all material registered patents, trademarks, trade names, service marks, assumed names, copyrights and all applications therefor (collectively, the "INDUSTRIAL PROPERTY") owned, filed or licensed by Learn2 or any Learn2 Subsidiary and, with respect to registered trademarks, all jurisdictions in which such trademarks are registered.

      (b) As used in this Agreement, "INTELLECTUAL PROPERTY" shall mean Industrial Property and inventions, invention studies (whether patentable or unpatentable), designs, copyrights, mask works, trade dress, secret formulae, trade secrets, secret processes, computer programs and know-how. Except as set forth in Section 3.12 of the Learn2 Disclosure Letter, (i) to Learn2's knowledge, the consummation of the transactions contemplated by this Agreement will not materially impair any right to use any of its Intellectual Property,
(ii) except as would not have a Learn2 Material Adverse Effect, all Intellectual Property owned by Learn2 or any Learn2 Subsidiary is owned by Learn2 or such Learn2 Subsidiary free and clear of all Liens, (iii) except as would not have a Learn2 Material Adverse Effect, Learn2 and the Learn2 Subsidiaries own or have the right to use all of the Intellectual Property used in the conduct of their businesses, and (iv) no claims have been asserted of which Learn2 or any Learn2 Subsidiary has been given written notice by any person with respect to the ownership or use by Learn2 or any Learn2 Subsidiary of the Intellectual Property, except those claims (if any) which, if adversely determined, would not have a Learn2 Material Adverse Effect.

SECTION 3.13      ENVIRONMENTAL MATTERS.

Learn2 and each Learn2 Subsidiary are in compliance in all material respects with all Environmental Laws known by Learn2 to be applicable to its Real Property except where the failure to comply would not have a Learn2 Material Adverse Effect. There are no pending or, to the knowledge of Learn2, threatened, actions, suits, claims, legal proceedings or other proceedings based on, and neither Learn2 nor any Learn2 Subsidiary has received any notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any Governmental Entity or any other Person arising out of or attributable to: (i) the current or past presence at any part of the real property owned or leased by Learn2 or any Learn2 Subsidiary (the "LEARN2 REAL PROPERTY") of any Hazardous Material; (ii) the off-site disposal of any Hazardous Material originating on or from the Learn2 Real Property; or (iii) any violation of Environmental Laws at any part of the Learn2 Real Property or otherwise arising from Learn2's or any Learn2 Subsidiary's activities involving any Hazardous Material, which, individually or in the aggregate, would have a Learn2 Material Adverse Effect. No Hazardous Materials are present in, on, or under (or, to the knowledge of Learn2, in the vicinity of) any properties owned, leased or used at any time (including both land and improvements thereon) by Learn2 or any Learn2 Subsidiary so as to give rise to any material liability or corrective or remedial obligation of Learn2 or any Learn2 Subsidiary under any Environmental Laws. Learn2 has provided to E-Stamp correct and complete copies of all reports, studies and other documents relating to any of the foregoing.


SECTION 3.14      CONTRACTS; NO DEFAULT.

Except as set forth in Section 3.14 of Learn2 Disclosure Letter, each Contract listed in the exhibit index to any of Learn2 SEC Filings (collectively, the "LEARN2 CONTRACTS") is in full force and effect, constitutes a valid and binding obligation of and is legally enforceable against Learn2 in accordance with its terms and, to the knowledge of Learn2, is a valid, binding and enforceable obligation of the other parties thereto, except as such enforceability may be subject to the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors' rights generally or subject to the effects of general equitable principles (whether considered in a proceeding in equity or at law). There has not been (A) any failure by Learn2 or, to the knowledge of Learn2, any other party to a Learn2 Contract to comply with all material provisions thereof which default or failure to perform would have a Learn2 Material Adverse Effect or (B) any default by Learn2 or, to the knowledge of Learn2, any other party under a Learn2 Contract, which default or failure to perform would have a Learn2 Material Adverse Effect. Neither Learn2 nor any Learn2 Subsidiary is a guarantor or otherwise liable for any liability or obligation (including indebtedness) of any other Person other than any Learn2 Subsidiary.

SECTION 3.15      LABOR RELATIONS.

Except as set forth in Section 3.15 of Learn2 Disclosure Letter, there are no collective bargaining or other labor union Agreements to which Learn2 or any Learn2 Subsidiary is a party. There are, and for the past two (2) years have been, no strikes, work stoppages, union organization efforts or lawsuits (other than grievance proceedings) pending or, to the knowledge of Learn2, threatened between Learn2 or any Learn2 Subsidiary and (a) any current or former employees of Learn2 or any Learn2 Subsidiary except where such activity or lawsuits would not have a Learn2 Material Adverse Effect or (b) any union or other collective bargaining unit representing such employees. Learn2 and each Learn2 Subsidiary have complied and are in compliance with all Laws relating to employment or the workplace, including, without limitation, Laws relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration, withholding, unemployment compensation, worker's compensation, employee privacy and right to know, except where the failure so to comply would not have a Learn2 Material Adverse Effect.

SECTION 3.16      PENSION AND BENEFIT PLANS.

      (a) Section 3.16 of the Learn2 Disclosure Letter sets forth a correct and complete list of all the material employee benefit plans, agreements, commitments, practices or arrangements of any type providing any employee benefits (including, but not limited to, plans described in Section 3(3) of ERISA) currently maintained, ever maintained, sponsored by, contributed to or required to be contributed to by Learn2 or any Learn2 Subsidiary, or for the benefit of any employee, former employee, consultant or independent contractor (collectively, the "BENEFIT PLANS").

      (b) With respect to each Benefit Plan, Learn2 has made available to E-Stamp true and complete copies of: (i) any written plan texts and agreements;
(ii) the summary plan description currently in effect and all material modifications thereto, if any; (iii) the three most recent annual return in the federal Form 5500 series, if applicable; (iv) the most recent annual and periodic accounting of plan assets, if applicable; (v) the most recent determination opinion, notification and/or advisory letter, if any, received from the United States Internal Revenue Service; and (vi) the most recent actuarial valuation, if applicable.

      (c) With respect to each Benefit Plan: (i) each Benefit Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification and/or advisory letter from the IRS with respect to each such Benefit Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Benefit Plan; (ii) such Benefit Plan has been administered and enforced in all material respects in accordance with its terms and all applicable Laws; (iii) no breach of fiduciary duty or prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) has occurred with respect to which Learn2, any Learn2 Subsidiary or such Benefit Plan may be liable or otherwise damaged; (iv) no litigation or claim (other than routine claims for benefits or overpayments of benefits), and no governmental administrative proceeding, audit or investigation, is pending or, to the knowledge of Learn2, threatened; (v) all contributions, premiums, and other payment obligations and all liabilities for accrued but unfunded obligations for benefits (using actuarial assumptions which are reasonable, both individually and in the aggregate) have been accrued on the Learn2 Financial Statements in accordance with GAAP (or thereafter on the financial records of Learn2) and all contributions required to be made to such Benefit Plan by the terms of such Benefit Plan or under applicable Law have been made on a timely basis; (vi) Learn2 or each Learn2 Subsidiary, as the case may be, has expressly reserved in itself the right to amend, modify or terminate such Benefit Plan, or any portion of it, without material liability to itself; and (vii) no such Benefit Plan requires Learn2 or any Learn2 Subsidiary to continue to employ any employee, director or consultant.

      (d) No Benefit Plan is a "multiemployer plan" (within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA) or a "multiple employer plan" (within the meaning of Section 4064 of ERISA or Section 413(c) of the Code). Neither Learn2 nor any Learn2 Subsidiaries has a current or potential liability or obligation, whether direct or indirect, with respect to any multiemployer plan or multiple employer plan. Neither Learn2 nor any Affiliate has any material liabilities for an employee benefit plan other than a Benefit Plan. Neither Learn2 nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any pension plan which is subject to Title IV of ERISA or Section 412 of the Code.

      (e) In the case of each Benefit Plan which provides welfare benefits of the type described in Section 3(1) of ERISA: (i) the reserves therefor on the Learn2 Financial Statements are adequate to discharge when due the accrued, unfunded liabilities for medical or death benefits with respect to current or former employees, directors or consultants of Learn2 or any Learn2 Subsidiary beyond their termination of employment (in addition to coverage mandated by Sections 601-608 of ERISA and 4980B(f) of the Code); and (ii) each such plan which provides medical or death benefits with respect to current or former employees of Learn2 or any Learn2 Subsidiary has been administered in all material respects in compliance with Sections 601-608 of ERISA and 4980B(f) of the Code.

      (f) Except as set forth in Section 3.16 of Learn2 Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not after the Effective Time entitle any individual to severance pay or accelerate the time of payment or vesting (other than as a result of a partial or full termination of a tax-qualified plan), or increase the amount, of compensation due to any individual, and no payment made or contemplated under any Benefit Plan constitutes an "excess parachute payment" within the meaning of Section 280G of the Code.

SECTION 3.17      TAXES AND TAX MATTERS.

      (a) Learn2 and each Learn2 Subsidiary have paid, or reserved in accordance with GAAP, all Taxes due and payable by any of them for or with respect to all periods up to and including the date hereof, except where such failure to pay or reserve would not have a Learn2 Material Adverse Effect.

      (b) There are no Liens on any of the Assets of Learn2 or any Learn2 Subsidiary that arose in connection with any failure (or alleged failure) to pay any Tax except for Liens reflected on the Learn2 Financial Statements, Permitted Liens or where such failure would not have a Learn2 Material Adverse Effect.

      (c) Learn2 and each Learn2 Subsidiary have filed, or caused to be filed, on a timely basis all material Learn2 Tax Returns that it was required to file.

      (d) Learn2 and each Learn2 Subsidiary have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor or stockholder, except where such failure to withhold or pay would not have a Learn2 Material Adverse Effect.

      (e) There is no dispute or claim concerning any liability for Taxes of Learn2 or any Learn2 Subsidiary either (i) claimed or raised by any Governmental Entity in writing or (ii) as to which Learn2 has knowledge based upon personal contact with any agent of such Governmental Entity. Section 3.17 of Learn2 Disclosure Letter indicates those Learn2 Tax Returns that have been audited, and indicates those Learn2 Tax Returns that currently are the subject of an audit.

      (f) The unpaid Taxes of Learn2 and any Learn2 Subsidiary (i) did not, as of the date of the most recent Learn2 Financial Statements prior to the date hereof, exceed the reserve for Tax liabilities (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Learn2 or any Learn2 Subsidiary in filing the Learn2 Tax Returns.

      (g) None of Learn2 or any Learn2 Subsidiary has filed a consent under
Section 341(f) of the Code, concerning collapsible corporations. None of Learn2 or any Learn2 Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. None of Learn2 or any Learn2 Subsidiary is a party to any Tax allocation or sharing agreement. None of Learn2 or any Learn2 Subsidiary (A) has been a member of an "affiliated group," as defined in Section 1504(a) of the Code, filing a consolidated federal income Tax Return (other than a group the common parent of which is or was Learn2) or (B) has any liability for the Taxes of any Person (other than any member of the group the common parent of which is or was Learn2) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by contract or otherwise.

      (h) Neither Learn2 nor any Learn2 Subsidiary has constituted a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "Series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

SECTION 3.18      INSURANCE.

      (a) Except as set forth in Section 3.18(a) of the Learn2 Disclosure Letter, Learn2 and the Learn2 Subsidiaries maintain policies of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and retained amounts, and against such risks and losses, as are, in the reasonable judgment of Learn2, reasonable for the conduct of their businesses and their Assets.

      (b) Section 3.18(b) of the Learn2 Disclosure Letter lists Learn2's director and officer insurance policies and the premiums payable thereunder.

SECTION 3.19      ARRANGEMENTS WITH RELATED PARTIES.

Except as set forth in Section 3.19 of Learn2 Disclosure Letter, no present or former officer, director, stockholder or other Person known to Learn2 to be an Affiliate of Learn2 or any Learn2 Subsidiary, nor any Person known to Learn2 to be an Affiliate of such Person, is currently a party to any transaction or agreement with Learn2 or any Learn2 Subsidiary, including any Contract providing for any loans, advances, the employment of, furnishing of services by, rental of its Assets from or to, or otherwise requiring payments to, any such Person.

SECTION 3.20      BOARD RECOMMENDATION.

      (a) Learn2's Board of Directors, at a meeting duly called and held, has
(i) unanimously determined that each of this Agreement and the Merger are advisable and in the best interests of Learn2 Stockholders, and (ii) resolved to recommend that Learn2 Stockholders approve and adopt this Agreement and the Merger, and none of the aforesaid actions by Learn2's Board of Directors has been amended, rescinded or modified.

      (b) The action taken by Learn2's Board of Directors constitutes approval of the Merger and the related transactions by Learn2's Board of Directors (including the Private Placement) under (i) the provisions of Section 203 of Delaware Law and (ii) the certificate of incorporation of Learn2, as in effect as of the date hereof and the Effective Date, such that the affirmative vote of the majority of the outstanding Learn2 Shares is the only vote of the holders of any class or series of Learn2's capital stock necessary to approve the Merger and adopt this Agreement. No other vote of any class or series of Learn2's capital stock is necessary to approve any of the transactions contemplated hereunder, other than the Merger.

SECTION 3.21      BROKER'S FEES.

Except as set forth in Section 3.21 of Learn2 Disclosure Letter, neither Learn2 nor any Learn2 Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder, or similar agent in connection with to the transactions contemplated by this Agreement.

                                  ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES
                                   OF E-STAMP

Except as set forth in the Disclosure Letter delivered by E-Stamp to Learn2 simultaneously with the execution of this Agreement (the "E-STAMP DISCLOSURE LETTER"), which E-Stamp Disclosure Letter shall be divided into sections corresponding to the sections of this Article IV, any exception set forth in any such section only modifying the corresponding section of this Article IV or any other section of this Article IV where the nature of such exception is reasonably apparent from the face of such exception, E-Stamp hereby represents, warrants to and agrees with Learn2 as follows:

SECTION 4.01      ORGANIZATION AND QUALIFICATION.

E-Stamp is a corporation duly organized, validly existing and in good standing under Delaware Law and has the corporate power and authority to own, operate and lease its Assets, to carry on its business as currently conducted, to execute and deliver this Agreement and to carry out the transactions contemplated hereby. E-Stamp is duly qualified to conduct business a foreign corporation and is in good standing in the states, countries and territories, and in each jurisdiction, where the nature of its business or the ownership, operation or leasing of its Assets makes such qualification necessary except where failure to so qualify would not have an E-Stamp Material Adverse Effect.

SECTION 4.02      SUBSIDIARIES.

      (a) Section 4.02 of the E-Stamp Disclosure Letter lists each E-Stamp Subsidiary. Section 4.02 of the E-Stamp Disclosure Letter sets forth (a) the authorized capital stock or other equity interests of each E-Stamp Subsidiary and (b) the percentage of the issued and outstanding capital stock or other equity interests of each E-Stamp Subsidiary owned by E-Stamp. Each E-Stamp Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of its state or jurisdiction of incorporation (as listed in Section 4.02 of the E-Stamp Disclosure Letter), and has the requisite power and authority to own, operate and lease its Assets and to carry on its business as currently conducted. Each E-Stamp Subsidiary is duly qualified to conduct business as a foreign Person and is in good standing in each jurisdiction where the nature of its business or the ownership, operation or the leasing of its Assets makes such qualification necessary except where failure to so qualify would not have an E-Stamp Material Adverse Effect.

      (b) Except as set forth in Section 4.02 of the E-Stamp Disclosure Letter, E-Stamp does not own, control or hold with the power to vote, directly or indirectly of record, beneficially or otherwise, any capital stock or any equity or ownership interest in any Person, except for less than five percent (5%) of any equity security registered under the Exchange Act.

SECTION 4.03      ORGANIZATIONAL DOCUMENTS.

Neither E-Stamp nor any E-Stamp Subsidiary is in violation of any of the provisions of its respective articles of incorporation or by-laws.

SECTION 4.04      CAPITALIZATION.

      (a) The authorized capital stock of E-Stamp consists of two hundred million (200,000,000) E-Stamp Shares and ten million (10,000,000) shares of preferred stock, par value $0.001 per share, of E-Stamp (the "E-STAMP PREFERRED Shares"). As of the close of business on April 9, 2001, (i) 38,150,637 E-Stamp Shares are issued and outstanding; (ii) no E-Stamp Shares are held in the treasury of E-Stamp; (iii) no E-Stamp Preferred Shares are issued and outstanding; and (iv) an aggregate of 2,431,964 E-Stamp Shares are reserved for issuance upon exercise of outstanding options, warrants and other securities convertible into E-Stamp Shares (collectively, "E-STAMP Options"). Except as provided in the foregoing sentence and for the E-Stamp Shares issuable in the Merger, E-Stamp has no obligation to issue equity securities to any person. All the outstanding shares of E-Stamp's capital stock are, and all E-Stamp Shares reserved for issuance as specified above and all E-Stamp shares issuable pursuant to the Merger, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be, duly authorized, validly issued, fully paid and nonassessable. None of the outstanding shares of E-Stamp's capital stock have been issued in violation of any federal or state securities Laws. E-Stamp will deliver to Learn2 a complete and correct list, as of the close of business on April 9, 2001, of the number of E-Stamp Shares subject to issuance upon exercise of outstanding E-Stamp Options (and the exercise prices thereof). Since April 9, 2001, there have been no changes to the authorized capital stock of E-Stamp or the number of E-Stamp Shares or E-Stamp Preferred Shares outstanding except for issuances of E-Stamp Shares upon exercise of E-Stamp Options outstanding as of such date and reflected on the list delivered to E-Stamp described in the preceding sentence. Since April 9, 2001, no options or rights of any kind to acquire any shares of capital stock of E-Stamp have been issued, granted or otherwise committed. Except as set forth in
Section 4.04 of the E-Stamp Disclosure Letter, all of the outstanding shares of capital stock of each E-Stamp Subsidiary are duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by E-Stamp or an E-Stamp Subsidiary free and clear of all Liens. There are no accrued and unpaid dividends with respect to any outstanding shares of capital stock of E-Stamp.

      (b) Except as set forth in Section 4.04 of the E-Stamp Disclosure Letter, there are no equity securities of any class of any E-Stamp Subsidiary or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 4.04 of the E-Stamp Disclosure Letter, there are no options, warrants, calls, rights, commitments or agreements of any character to which any E-Stamp Subsidiary is a party, or by which E-Stamp or any E-Stamp Subsidiary is bound, obligating E-Stamp or any E-Stamp Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of any E-Stamp Subsidiary or obligating E-Stamp or any E-Stamp Subsidiary to grant, extend or accelerate the vesting of or enter into any such option, warrant, call, right, commitment or agreement. There are no obligations, contingent or otherwise, of E-Stamp or any E-Stamp Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of E-Stamp or any E-Stamp Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any E-Stamp Subsidiary or any other entity. Section 4.04 of the E-Stamp Disclosure Letter sets forth a complete schedule of all E-Stamp Options held by the directors and executive officers of E-Stamp, which schedule includes for each such person, the number of E-Stamp Shares for which such E-Stamp Options are exercisable, the exercise price of such E-Stamp Options, the vesting schedule of such E-Stamp Options including the extent to which such E-Stamp Option has vested to the date of this Agreement and whether the vesting of such E-Stamp Option will be accelerated by reason of the transactions contemplated by this Agreement.

SECTION 4.05      AUTHORITY; BINDING OBLIGATION.

E-Stamp has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by E-Stamp of this Agreement and the consummation by E-Stamp of the transactions contemplated by this Agreement, have been duly and validly approved by E-Stamp's Board of Directors. This Agreement has been duly executed and delivered by E-Stamp and constitutes a legal, valid and binding obligation of E-Stamp (assuming this Agreement has been duly executed and delivered by Learn2 and constitutes a legal, valid and binding obligation of Learn2), enforceable in accordance with its terms, except as such enforceability may be subject to (a) the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effects of general equitable principles (whether considered in a proceeding in equity or at law); and (b) public policy concerns (including without limitation, the ability of a court to refuse to enforce unconscionable covenants, indemnification provisions or similar provisions).

SECTION 4.06      NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

      (a) The execution, delivery and performance by E-Stamp of this Agreement, the fulfillment of and compliance with the respective terms and provisions hereof, and the consummation by E-Stamp of the transactions contemplated hereby, do not and will not: (i) conflict with, or violate any provision of, the certificate of incorporation or the by-laws of E-Stamp; (ii) subject to (A) obtaining the requisite approval and adoption of this Agreement by each of the Learn2 Stockholders and the E-Stamp Stockholders, if required by applicable Law and (B) filing and recording of the Certificate of Merger as required by Delaware Law, conflict with or violate any Law applicable to E-Stamp or any E-Stamp Subsidiary, or any of their Assets; (iii) conflict with, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) or result in the termination or acceleration under any agreement to which E-Stamp or any E-Stamp Subsidiary is a party or by which E-Stamp or any E-Stamp Subsidiary, or any of their Assets, may be bound; or (iv) result in or require the creation or imposition of, or result in the acceleration of, any indebtedness or any Lien of any nature upon, or with respect to, E-Stamp or any E-Stamp Subsidiary or any of its Assets, except for
(x) any such conflict or violation described in clause (ii) above, (y) any such conflict, breach or default described in clause (iii) above, or (z) any such creation, imposition or acceleration described in clause (iv) above that would not have an E-Stamp Material Adverse Effect and that would not prevent E-Stamp from consummating the transactions described herein.

      (b) The execution, delivery and performance by E-Stamp of this Agreement, the fulfillment of and compliance with the respective terms and provisions hereof, and the consummation by each of E-Stamp of the transactions contemplated hereby, do not and will not require any consent, approval, authorization or permit of, or filing with or notification to, any

Person not party to this Agreement, except (i) as set forth in Section 4.06 of the Learn2 Disclosure Letter, (ii) the filing and recording of the Certificate of Merger as required by Delaware Law and (iii) where the failure to obtain any consent, approval, authorization or permit or to make any filing or notification otherwise required to be disclosed hereunder would not have an E-Stamp Material Adverse Effect.

SECTION 4.07      SEC FILINGS; FINANCIAL STATEMENTS.

      (a) E-Stamp has filed all forms, reports, statements and other documents required to be filed with the SEC since October 8, 1999, and has heretofore delivered to Learn2 (to the extent not publicly available in EDGAR format on the SEC's web site), in the form filed with the SEC since such date, together with any amendments thereto, all of its (i) Annual Reports on Form 10-K, (ii) Quarterly Reports on Form 10-Q, (iii) proxy statements relating to meetings of stockholders (whether annual or special), (iv) reports on Form 8-K and (v) other reports or registration statements filed by E-Stamp (collectively, whether or not required to be delivered to Learn2, the "E-STAMP SEC Reports"). As of their respective filing dates, E-Stamp SEC Reports (i) complied as to form in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (b) The audited consolidated financial statements and unaudited interim financial statements of E-Stamp included in E-Stamp SEC Reports (or incorporated by reference therein), including all related notes and schedules (the "E-STAMP FINANCIAL STATEMENTS"), complied in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The E-Stamp Financial Statements present fairly in all material respects the consolidated financial position of E-Stamp and any E-Stamp Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of E-Stamp and any E-Stamp Subsidiaries for the periods indicated, in accordance with GAAP applied on a consistent basis in all material respects throughout the periods involved (except as may be noted therein) and subject in the case of interim financial statements to normal year-end adjustments and the absence of footnotes.

      (c) To the knowledge of E-Stamp, there are no liabilities or obligations (whether absolute or contingent, matured or unmatured) of E-Stamp or any E-Stamp Subsidiary that are not reflected, or reserved against, in the E-Stamp Financial Statements, except for those (i) that are set forth in Section 4.07 of the E-Stamp Disclosure Letter, (ii) that may have been incurred after December 31, 2000 in the Ordinary Course of Business or (iii) that would not have an E-Stamp Material Adverse Effect.

      (d) Set forth in Section 4.07 of the E-Stamp Disclosure Letter is the determination of E-Stamp's cash balance, as of the date of this Agreement, together with E-Stamp's quarterly plan (including expected expenditures) for the next six (6) months.

SECTION 4.08      DISCLOSURE DOCUMENTS.

      (a) Each document required to be filed by E-Stamp with the SEC in connection with the Merger (the "E-STAMP DISCLOSURE DOCUMENTS") (i) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) will, when filed, comply with the applicable requirements of the Exchange Act and the rules and regulations of the SEC, except that no representation or warranty is made hereby with respect to any information supplied by Learn2 in writing expressly for inclusion in E-Stamp Disclosure Documents.

      (b) The information with respect to E-Stamp and/or any E-Stamp Subsidiary that E-Stamp or any E-Stamp Subsidiary furnishes to Learn2 in writing specifically for use in any Learn2 Disclosure Document will not, at the time of the filing thereof, at the time of any distribution thereof and at the time of the consummation of the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

SECTION 4.09      ASSETS.

E-Stamp and each E-Stamp Subsidiary have good, valid and marketable title to, or a valid leasehold interest in, all Assets respectively owned or leased by them, including, without limitation, all material Assets reflected in the E-Stamp Financial Statements and all material Assets acquired by E-Stamp or by any E-Stamp Subsidiary since December 31, 2000 (except for Assets reflected in the E-Stamp Financial Statements or acquired since December 31, 2000 which have been sold or otherwise disposed of in the Ordinary Course of Business), free and clear of all Liens other than Liens reflected in the E-Stamp Financial Statements, Permitted Liens and other Liens that do not materially detract from the value or impair the use of the Assets subject thereto. All material personal property of E-Stamp and each E-Stamp Subsidiary is in good operating condition and repair, ordinary wear and tear excepted, and is suitable and adequate for the uses for which it is intended or is being used.

SECTION 4.10      ABSENCE OF CERTAIN DEVELOPMENTS.

Since December 31, 2000, except as contemplated by this Agreement or as disclosed in any E-Stamp SEC Report filed since December 31, 2000, E-Stamp and any E-Stamp Subsidiaries have conducted their businesses only in the Ordinary Course of Business and since such date, except as set forth in Section 4.10 of the E-Stamp Disclosure Letter, there has not been (a) any change in the business, operations, properties, financial condition, assets or liabilities (including, without limitation, contingent liabilities) of E-Stamp or any E-Stamp Subsidiary having, individually or in the aggregate, an E-Stamp Material Adverse Effect, (b) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of its capital stock or any redemption, purchase or other acquisition of any of its securities, or (c) any agreement by E-Stamp or any E-Stamp Subsidiary to take any of the actions described in this
Section 4.10 except as expressly contemplated by this Agreement.

SECTION 4.11      LITIGATION; COMPLIANCE WITH LAW.

      (a) Except as set forth in the E-Stamp SEC Reports and Section 4.11 of the E-Stamp Disclosure Letter, there are: (i) no claims, actions, suits, investigations, or proceedings pending or, to E-Stamp's knowledge, threatened against E-Stamp or any E-Stamp Subsidiary before any Governmental Entity or arbitrator, that would be reasonably likely to have an E-Stamp Material Adverse Effect or that would prevent or enjoin, or delay in any material respect, consummation of the Merger or the transactions contemplated hereby; and (ii) no orders of any Governmental Entity or arbitrator outstanding against E-Stamp or any E-Stamp Subsidiary that would reasonably be likely to have an E-Stamp Material Adverse Effect or that would prevent or enjoin, or delay in any material respect, consummation of the Merger or the transactions contemplated hereby.

      (b) E-Stamp and each E-Stamp Subsidiary have complied and are in compliance in all material respects with all Laws applicable to E-Stamp and each E-Stamp Subsidiary and their respective businesses or Assets, the failure to comply with which, individually or in the aggregate, would have an E-Stamp Material Adverse Effect. E-Stamp and each E-Stamp Subsidiary have obtained and hold all Licenses (none of which has been materially modified or rescinded and all of which are in full force and effect) from all Government Entities necessary in order to own, use and maintain their respective Assets and to conduct their respective businesses as presently conducted, where the failure to obtain and hold would have an E-Stamp Material Adverse Effect.

SECTION 4.12      INTELLECTUAL PROPERTY.

      (a) Section 4.12 of the E-Stamp Disclosure Letter sets forth a complete list of all material registered patents, trademarks, trade names, service marks, assumed names, copyrights and all applications therefor (collectively, the "INDUSTRIAL PROPERTY") owned, filed or licensed by E-Stamp or any E-Stamp Subsidiary and, with respect to registered trademarks, all jurisdictions in which such trademarks are registered.

      (b) As used in this Agreement, "INTELLECTUAL PROPERTY" shall mean Industrial Property and inventions, invention studies (whether patentable or unpatentable), designs, copyrights, mask works, trade dress, secret formulae, trade secrets, secret processes, computer programs and know-how. Except as set forth in Section 4.12 of the E-Stamp Disclosure Letter, (i) to E-Stamp's knowledge, the consummation of the transactions contemplated by this Agreement will not materially impair any right to use any of its Intellectual Property,
(ii) except as would not have an E-Stamp Material Adverse Effect, all Intellectual Property owned by E-Stamp or any E-Stamp Subsidiary is owned by E-Stamp or such E-Stamp Subsidiary free and clear of all Liens, (iii) except as would not have an E-Stamp Material Adverse Effect, E-Stamp and the E-Stamp Subsidiaries own or have the right to use all of the Intellectual Property used in the conduct of their businesses, and (iv) no claims have been asserted of which E-Stamp or any E-Stamp Subsidiary has been given written notice by any person with respect to the ownership or use by E-Stamp or any E-Stamp Subsidiary of the Intellectual Property, except those claims (if any) which, if adversely determined, would not have an E-Stamp Material Adverse Effect.

SECTION 4.13      ENVIRONMENTAL MATTERS.

E-Stamp and each E-Stamp Subsidiary are in compliance in all material respects with all Environmental Laws known by E-Stamp to be applicable to its Real Property except where the failure to comply would not have an E-Stamp Material Adverse Effect. There are no pending or, to the knowledge of E-Stamp, threatened, actions, suits, claims, legal proceedings or other proceedings based on, and neither E-Stamp nor any E-Stamp Subsidiary has received any notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any Governmental Entity or any other Person arising out of or attributable to: (i) the current or past presence at any part of the real property owned or leased by E-Stamp or any E-Stamp Subsidiary (the "E-STAMP REAL PROPERTY") of any Hazardous Material; (ii) the off-site disposal of any Hazardous Material originating on or from the E-Stamp Real Property; or (iii) any violation of Environmental Laws at any part of the E-Stamp Real Property or otherwise arising from E-Stamp's or any E-Stamp Subsidiary's activities involving any Hazardous Material, which, individually or in the aggregate, would have an E-Stamp Material Adverse Effect. No Hazardous Materials are present in, on, or under (or, to the knowledge of E-Stamp, in the vicinity of) any properties owned, leased or used at any time (including both land and improvements thereon) by E-Stamp or any E-Stamp Subsidiary so as to give rise to any material liability or corrective or remedial obligation of E-Stamp or any E-Stamp Subsidiary under any Environmental Laws. E-Stamp has provided to Learn2 correct and complete copies of all reports, studies and other documents relating to any of the foregoing.

SECTION 4.14      CONTRACTS; NO DEFAULT.

Except as set forth in Section 4.14 of the E-Stamp Disclosure Letter, each Contract listed in the exhibit index to any of E-Stamp SEC Filings (collectively, the "E-STAMP CONTRACTS") is in full force and effect, constitutes a valid and binding obligation of and is legally enforceable against E-Stamp in accordance with its terms and, to the knowledge of E-Stamp, is a valid, binding and enforceable obligation of the other parties thereto, except as such enforceability may be subject to the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors' rights generally or subject to the effects of general equitable principles (whether considered in a proceeding in equity or at law). There has not been (A) any failure by E-Stamp or, to the knowledge of E-Stamp, any other party to an E-Stamp Contract to comply with all material provisions thereof which default or failure to perform would have an E-Stamp Material Adverse Effect or (B) any default by E-Stamp or, to the knowledge of E-Stamp, any other party under an E-Stamp Contract, which default or failure to perform would have an E-Stamp Material Adverse Effect. Neither E-Stamp nor any E-Stamp Subsidiary is a guarantor or otherwise liable for any liability or obligation (including indebtedness) of any other Person other than any E-Stamp Subsidiary.

SECTION 4.15      LABOR RELATIONS.

Except as set forth in Section 4.15 of the E-Stamp Disclosure Letter, there are no collective bargaining or other labor union Agreements to which E-Stamp or any E-Stamp Subsidiary is a party. There are, and for the past two (2) years have been, no strikes, work stoppages, union organization efforts or lawsuits (other than grievance proceedings) pending or, to the knowledge of E-Stamp, threatened between E-Stamp or any E-Stamp Subsidiary and (a) any current or former employees of E-Stamp or any E-Stamp Subsidiary except where such activity or lawsuits would not have an E-Stamp Material Adverse Effect or (b) any union or other collective bargaining unit representing such employees. E-Stamp and each E-Stamp Subsidiary have complied and are in compliance with all Laws relating to employment or the workplace, including, without limitation, Laws relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration, withholding, unemployment compensation, worker's compensation, employee privacy and right to know, except where the failure so to comply would not have an E-Stamp Material Adverse Effect.

SECTION 4.16      PENSION AND BENEFIT PLANS.

      (a) Section 4.16 of the E-Stamp Disclosure Letter sets forth a correct and complete list of all the material employee benefit plans, agreements, commitments, practices or arrangements of any type providing any employee benefits (including, but not limited to, plans described in Section 3(3) of ERISA) currently maintained, ever maintained, sponsored by, contributed to, or required to be contributed to by E-Stamp or any E-Stamp Subsidiary, or for the benefit of any employee, former employee, consultant or independent contractor (collectively, the "E-STAMP BENEFIT PLANS").

      (b) With respect to each E-Stamp Benefit Plan, E-Stamp has made available to E-Stamp true and complete copies of: (i) any written plan texts and agreements; (ii) the summary plan description currently in effect and all material modifications thereto, if any; (iii) the three most recent annual return in the federal Form 5500 series, if applicable; (iv) the most recent annual and periodic accounting of plan assets, if applicable; (v) the most recent determination opinion, notification and/or advisory letter, if any, received from the United States Internal Revenue Service; and (vi) the most recent actuarial valuation, if applicable.

      (c) With respect to each E-Stamp Benefit Plan: (ii) each E-Stamp Benefit Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification and/or advisory letter from the IRS with respect to each such E-Stamp Benefit Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Benefit Plan; (i) if intended to qualify under Section 401(a) of the Code, such E-Stamp Benefit Plan so qualifies, and its trust, if applicable, is exempt from taxation under Section 501(a) of the Code; (ii) such E-Stamp Benefit Plan has been administered and enforced in all material respects in accordance with its terms and all applicable Laws; (iii) no breach of fiduciary duty or prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) has occurred with respect to which E-Stamp, any E-Stamp Subsidiary or such E-Stamp Benefit Plan may be liable or otherwise damaged; (iv) no litigation or claim (other than routine claims for benefits or overpayments of benefits), and no governmental administrative proceeding, audit or investigation, is pending or, to the knowledge of E-Stamp, threatened; (v) all contributions, premiums, and other payment obligations and all liabilities for accrued but unfunded obligations for benefits (using actuarial assumptions which are reasonable, both individually and in the aggregate) have been accrued on the E-Stamp Financial Statements in accordance with GAAP (or thereafter on the financial records of E-Stamp) and all contributions required to be made to such E-Stamp Benefit Plan by the terms of such E-Stamp Benefit Plan or under applicable Law have been made on a timely basis; (vi) E-Stamp or each E-Stamp Subsidiary, as the case may be, has expressly reserved in itself the right to amend, modify or terminate such E-Stamp Benefit Plan, or any portion of it, without material liability to itself; and (vii) no such E-Stamp Benefit Plan requires E-Stamp or any E-Stamp Subsidiary to continue to employ any employee, director or consultant.

      (d) No E-Stamp Benefit Plan is a "multiemployer plan" (within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA) or a "multiple employer plan" (within the meaning of Section 4064 of ERISA or Section 413(c) of the Code). Neither E-Stamp nor any E-Stamp Subsidiaries has a current or potential liability or obligation, whether direct or indirect, with respect to any multiemployer plan or multiple employer plan. Neither E-Stamp nor any Affiliate has any material liabilities for an employee benefit plan other than a Benefit Plan. Neither E-Stamp nor any Affiliate has ever maintained, sponsored, participated in, or contributed to, any pension plan which is subject to Title IV or ERISA or Section 412 of the Code.

      (e) In the case of each E-Stamp Benefit Plan which provides welfare benefits of the type described in Section 3(1) of ERISA: (i) the reserves therefor on the E-Stamp Financial Statements are adequate to discharge when due the accrued, unfunded liabilities for medical or death benefits with respect to current or former employees, directors or consultants of E-Stamp or any E-Stamp Subsidiary beyond their termination of employment (in addition to coverage mandated by Sections 601-608 of ERISA and 4980B(f) of the Code); and (ii) each such plan which provides medical or death benefits with respect to current or former employees of E-Stamp or any E-Stamp Subsidiary has been administered in all material respects in compliance with Sections 601-608 of ERISA and 4980B(f) of the Code.

      (f) Except as set forth in Section 4.16 of the E-Stamp Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not after the Effective Time entitle any individual to severance pay or accelerate the time of payment or vesting (other than as a result of partial or full termination of a tax-qualified plan), or increase the amount, of compensation due to any individual, and no payment made or contemplated under any E-Stamp Benefit Plan constitutes an "excess parachute payment" within the meaning of
Section 280G of the Code.

SECTION 4.17      TAXES AND TAX MATTERS.

      (a) E-Stamp and each E-Stamp Subsidiary have paid, or reserved in accordance with GAAP, all Taxes due and payable by any of them for or with respect to all periods up to and including the date hereof, except where such failure to pay or reserve would not have an E-Stamp Material Adverse Effect.

      (b) There are no Liens on any of the Assets of E-Stamp or any E-Stamp Subsidiary that arose in connection with any failure (or alleged failure) to pay any Tax except for Liens reflected on the E-Stamp Financial Statements, Permitted Liens or where such failure would not have an E-Stamp Material Adverse Effect.

      (c) E-Stamp and each E-Stamp Subsidiary have filed, or caused to be filed, on a timely basis all material E-Stamp Tax Returns that it was required to file. E-Stamp and each E-Stamp Subsidiary have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor or stockholder, except where such failure to withhold or pay would not have an E-Stamp Material Adverse Effect.

      (d) There is no dispute or claim concerning any liability for Taxes of E-Stamp or any E-Stamp Subsidiary either (i) claimed or raised by any Governmental Entity in writing or (ii) as to which E-Stamp has knowledge based upon personal contact with any agent of such Governmental Entity. Section 4.17 of the E-Stamp Disclosure Letter indicates those E-Stamp Tax Returns that have been audited, and indicates those E-Stamp Tax Returns that currently are the subject of an audit.

      (e) The unpaid Taxes of E-Stamp and any E-Stamp Subsidiary (i) did not, as of the date of the most recent E-Stamp Financial Statements prior to the date hereof, exceed the reserve for Tax liabilities (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of E-Stamp or any E-Stamp Subsidiary in filing the E-Stamp Tax Returns.

      (f) None of E-Stamp or any E-Stamp Subsidiary has filed a consent under
Section 341(f) of the Code, concerning collapsible corporations. None of E-Stamp or any E-Stamp Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. None of E-Stamp or any E-Stamp Subsidiary is a party to any Tax allocation or sharing agreement. None of E-Stamp or any E-Stamp Subsidiary (A) has been a member of an "affiliated group," as defined in Section 1504(a) of the Code, filing a consolidated federal income Tax Return (other than a group the common parent of which is or was E-Stamp) or (B) has any liability for the Taxes of any Person (other than any member of the group the common parent of which is or was E-Stamp) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by contract or otherwise.

      (g) Neither E-Stamp nor any E-Stamp Subsidiary has constituted a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "Series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

SECTION 4.18      INSURANCE.

Except as set forth in Section 4.18 of the E-Stamp Disclosure Letter, E-Stamp and the E-Stamp Subsidiaries maintain policies of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and retained amounts, and against such risks and losses, as are, in the reasonable judgment of E-Stamp, reasonable for the conduct of their businesses and their Assets.

SECTION 4.19      ARRANGEMENTS WITH RELATED PARTIES.

Except as set forth in Section 4.19 of the E-Stamp Disclosure Letter, no present or former officer, director, stockholder or other Person known to E-Stamp to be an Affiliate of E-Stamp or any E-Stamp Subsidiary, nor any Person known to E-Stamp to be an Affiliate of such Person, is currently a party to any transaction or agreement with E-Stamp or any E-Stamp Subsidiary, including any Contract providing for any loans, advances, the employment of, furnishing of services by, rental of its Assets from or to, or otherwise requiring payments to, any such Person.

SECTION 4.20      BOARD RECOMMENDATION.

      (a) E-Stamp's Board of Directors, at a meeting duly called and held, has
(i) unanimously determined that each of this Agreement and the Merger are advisable and in the best interests of E-Stamp Stockholders, and (ii) resolved to recommend that the E-Stamp Stockholders approve and adopt this Agreement and none of the aforesaid actions by E-Stamp's Board of Directors has been amended, rescinded or modified.

      (b) The action taken by E-Stamp's Board of Directors constitutes approval of the Merger and the related transactions by E-Stamp's Board of Directors under
(a) the provisions of Section 203 of Delaware Law and (b) the certificate of incorporation of E-Stamp, as in effect as of the date hereof and the Effective Date, such that the affirmative vote of the majority of the outstanding E-Stamp Shares is the only vote of the holders of any class or series of E-Stamp's capital stock necessary to approve the Merger and adopt this Agreement. No other vote of any class or series of E-Stamp's capital stock is necessary to approve any of the transactions contemplated hereunder, other than the Merger.

SECTION 4.21      BROKER'S FEES.

Except as set forth in Section 4.21 of E-Stamp Disclosure Letter, neither E-Stamp nor any E-Stamp Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or similar agent in connection with the transactions contemplated by this Agreement.


                                   ARTICLE V.
                                    COVENANTS

SECTION 5.01      CONDUCT OF THE BUSINESS OF LEARN2 UNTIL EFFECTIVE TIME.

Learn2 hereby covenants and agrees that, from the date of this Agreement until the Effective Time, unless otherwise expressly required by this Agreement or consented to in writing by E-

Stamp, Learn2 will, and will cause each Learn2 Subsidiary to, carry on their respective businesses only in the Ordinary Course of Business, use reasonable commercial efforts to preserve intact their business organizations and Assets, maintain their rights and franchises, retain the services of their officers and employees and maintain their relationships with customers, suppliers and others having business dealings with them, and use reasonable commercial efforts to keep in full force and effect liability insurance and bonds comparable in amount and scope of coverage to that currently maintained. Except as set forth on
Section 5.01 of Learn2 Disclosure Letter, consented to in writing by E-Stamp or otherwise expressly required by this Agreement, without limiting the generality of the foregoing, neither Learn2 nor any Learn2 Subsidiary will:

      (a) (i) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any employee, officer or director other than in the Ordinary Course of Business; (ii) establish, adopt, enter into or amend any Benefit Plan or other arrangement, except as may be required to comply with applicable Law; or (ii) promote or fire any employee, director or officer, other than in the Ordinary Course of Business;

      (b) declare, set aside or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock;

      (c) (i) redeem, purchase or otherwise acquire any shares of capital stock of Learn2 or any Learn2 Subsidiary or any securities or obligations convertible into or exchangeable for any shares of capital stock of Learn2 or any Learn2 Subsidiary, or any options, warrants or conversion or other rights to acquire any shares of capital stock of Learn2 or any Learn2 Subsidiary or any such securities or obligations, or any other securities thereof; (ii) effect any reorganization, recapitalization, merger or share exchange; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

      (d) issue, deliver, award, grant or sell, or authorize the issuance, delivery, award, grant or sale (including the grant of any limitations in voting rights or other Liens) of, any shares of any class of its capital stock (including shares held in treasury but excluding shares issuable upon the exercise of options or warrants outstanding on the date hereof in accordance with their terms as of the date hereof), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, options or warrants to acquire, any such shares, or amend or otherwise modify the terms of any such rights, options or warrants the effect of which shall be to make such terms more favorable to the holders thereof;

      (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the Assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof (other than purchases in the Ordinary Course of Business);

      (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any Lien or dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any Lien or dispose of, any of its Assets, except in the Ordinary Course of Business;

      (g) propose or adopt any amendments to its certificate of incorporation, by-laws or other comparable charter or organizational documents;

      (h) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Learn2 or any Learn2 Subsidiary, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any agreement having the economic effect of any of the foregoing, except for borrowings not exceeding $2 million in the aggregate incurred in the Ordinary Course of Business;

      (i) make or change any material Tax election or any change in any method of accounting or accounting practice or policy other than those required by generally accepted accounting principles;

      (j) take any action or fail to take any action other than in the Ordinary Course of Business that would result in a Learn2 Material Adverse Effect or that would adversely affect the ability of Learn2 or any Learn2 Subsidiary prior to the Effective Time to obtain consents of third parties or approvals of Government Entities required to consummate the transactions contemplated in this Agreement; or

      (k) authorize, or commit or agree to do any of the foregoing.

SECTION 5.02      CONDUCT OF THE BUSINESS OF E-STAMP UNTIL EFFECTIVE TIME

E-Stamp hereby covenants and agrees that, from the date of this Agreement until the Effective Time, unless otherwise required contemplated by this Agreement or consented to in writing by Learn2, E-Stamp will, and will cause each E-Stamp Subsidiary to, carry on their respective businesses only in the Ordinary Course of Business, use reasonable commercial efforts to preserve intact their business organizations and Assets, maintain their rights and franchises, retain the services of their officers and employees and maintain their relationships with customers, suppliers and others having business dealings with them, and use reasonable commercial efforts to keep in full force and effect liability insurance and bonds comparable in amount and scope of coverage to that currently maintained. Except as set forth on Section 5.02 of the E-Stamp Disclosure Letter, consented to in writing by Learn2 or otherwise expressly required by this Agreement, without limiting the generality of the foregoing, neither E-Stamp nor any E-Stamp Subsidiary will:

      (a) (i) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any employee, officer or director other than in the Ordinary Course of Business; (ii) establish, adopt, enter into or amend any Benefit Plan or other arrangement, except as may be required to comply with applicable Law; or (ii) promote or fire any employee, director or officer, other than in the Ordinary Course of Business;

      (b) declare, set aside or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock;

      (c) (i) redeem, purchase or otherwise acquire any shares of capital stock of E-Stamp or any E-Stamp Subsidiary or any securities or obligations convertible into or exchangeable for any shares of capital stock of E-Stamp or any E-Stamp Subsidiary, or any options, warrants or conversion or other rights to acquire any shares of capital stock of E-Stamp or any E-Stamp Subsidiary or any such securities or obligations, or any other securities thereof; (ii) effect any reorganization, recapitalization, merger or share exchange; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

      (d) issue, deliver, award, grant or sell, or authorize the issuance, delivery, award, grant or sale (including the grant of any limitations in voting rights or other Liens) of, any shares of any class of its capital stock (including shares held in treasury but excluding shares issuable upon the exercise of options or warrants outstanding on the date hereof in accordance with their terms as of the date hereof), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, options or warrants to acquire, any such shares, or amend or otherwise modify the terms of any such rights, options or warrants the effect of which shall be to make such terms more favorable to the holders thereof;

      (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the Assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof (other than purchases in the Ordinary Course of Business);

      (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any Lien or dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any Lien or dispose of, any of its Assets, for materially less than the value of each such Asset as set forth in Section 4.07 of the E-Stamp Disclosure Letter (an "ASSET DISPOSITION");

      (g) propose or adopt any amendments to its certificate of incorporation, by-laws or other comparable charter or organizational documents;

      (h) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of E-Stamp or any E-Stamp Subsidiary, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any agreement having the economic effect of any of the foregoing, except for borrowings not exceeding $2 million in the aggregate incurred in the Ordinary Course of Business;

      (i) make or change any material Tax election or any change in any method of accounting or accounting practice or policy other than those required by generally accepted accounting principles;

      (j) take any action or fail to take any action other than in the Ordinary Course of Business that would result in an E-Stamp Material Adverse Effect or that would adversely affect the ability of E-Stamp or any E-Stamp Subsidiary prior to the Effective Time to obtain consents of third parties or approvals of Government Entities required to consummate the transactions contemplated in this Agreement; or

      (k) authorize, or commit or agree to do any of the foregoing.

SECTION 5.03      COMMERCIALLY REASONABLE EFFORTS TO SATISFY CONDITIONS.

      (a) Prior to the Closing, upon the terms and subject to the conditions of this Agreement, each of E-Stamp and Learn2 agree to use their respective commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to any applicable laws) to consummate and make effective the Merger and related transactions as promptly as practicable including, but not limited to, (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger and related transactions and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party or Governmental Entity, and (ii) the satisfaction of the other parties' conditions to Closing. In addition, no party hereto shall take any action after the date hereof that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity necessary to be obtained prior to Closing.

      (b) Prior to the Closing, each party shall promptly consult with the other parties hereto with respect to, provide any necessary information with respect to, and provide the other parties (or their respective counsel) with copies of, all filings made by such party with any Governmental Entity or another information supplied by such party to a Governmental Entity in connection with this Agreement, the Merger and the related transactions. Each party hereto shall promptly inform the other of any communication from any Governmental Entity regarding any of the transactions contemplated herein. If any party hereto or Affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to any of transactions contemplated herein, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request.

SECTION 5.04      NO SOLICITATION BY LEARN2 OF COMPETING TRANSACTIONS.

      (a) Neither Learn2 nor any Learn2 Subsidiary or Affiliate of Learn2 shall (and Learn2 shall cause the officers, directors, employees, representatives and agents of Learn2, each Learn2 Subsidiary and each Affiliate of Learn2, including, but not limited to, investment bankers, attorneys and accountants, not to), (i) directly or indirectly, encourage, solicit or facilitate any inquiries or proposals that constitute, or could reasonably be expected to lead to, an Acquisition Proposal relating to Learn2 or (ii) participate in or initiate discussions or negotiations concerning, or provide any information to, any Person or group (other than E-Stamp, any of its Affiliates or representatives) relating to, an Acquisition Proposal relating to Learn2; provided, however, that if, at any time prior to the Effective Time, Learn2's Board of Directors determines in good faith, after consultation with counsel, that it is necessary to do so in order to comply with its fiduciary duties to Learn2 Stockholders under applicable Law, Learn2 may, in response to a Superior Proposal relating to Learn2 that was not solicited by it or that did not otherwise result from a breach of this Section 5.04(a), and subject to providing prior written notice of its decision to take such action to E-Stamp and compliance with Section 5.04(c), (x) furnish information with respect to Learn2 and any Learn2 Subsidiary to any Person making a Superior Proposal relating to Learn2 pursuant to a confidentiality agreement containing terms no less favorable to Learn2 than the Confidentiality Agreement and (y) participate in discussions or negotiations regarding such Superior Proposal.

      (b) Except as set forth below in this subsection (b), neither Learn2's Board of Directors nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to E-Stamp, the approval or recommendation by Learn2's Board of Directors or any committee thereof of this Agreement or the Merger, (ii) approve or recommend or propose to approve or recommend, any Acquisition Proposal relating to Learn2 or (iii) enter into a letter of intent, agreement in principle, acquisition agreement or any other agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, prior to the Effective Time, in response to a Superior Proposal relating to Learn2 that was not solicited by Learn2 and that did not otherwise result from a breach of Section 5.04(a), Learn2's Board of Directors may (subject to this sentence and the provisions of Section 7.01 and Section 7.03) take any action specified in subparagraphs (i), (ii) or (iii) of this Section 5.04(b) but only after the second Business Day following E-Stamp's receipt of written notice from Learn2 advising E-Stamp that Learn2's Board of Directors has received a Superior Proposal relating to Learn2 that it intends to accept, specifying the material terms and conditions of such Superior Proposal, and identifying the Person making such Superior Proposal.

      (c) Learn2 agrees that as of the date hereof, it, Learn2 Subsidiaries and Affiliates (and their respective officers, directors, employees, representatives and agents) shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person (other than E-Stamp or its representatives) conducted heretofore with respect to any Acquisition Proposal. Learn2 shall notify E-Stamp promptly (and in any event within one day) after receipt by Learn2 (or its advisors) of any Acquisition Proposal relating to Learn2 or any request for nonpublic information in connection with an Acquisition Proposal relating to Learn2 or for access to the properties, books or records of Learn2 or any Learn2 Subsidiary by any Person that informs Learn2 that it is considering making, or has made, an Acquisition Proposal relating to Learn2. Such notice to E-Stamp shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. Learn2 shall keep E-Stamp informed of all material developments and the status of any Acquisition Proposal relating to Learn2, any negotiations or discussions with respect to any such Acquisition Proposal or any request for nonpublic information in connection with any Acquisition Proposal relating to Learn2 or for access to the properties, books or records of Learn2 or any Learn2 Subsidiary by any Person that is considering making, or has made, an Acquisition Proposal relating to Learn2.

      (d) Nothing contained in this Section 5.04 or any other provision hereof shall prohibit Learn2 or Learn2's Board of Directors from (i) withdrawing or modifying its recommendation of this Agreement or the Merger, (ii) taking and disclosing to Learn2 Stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act, or (iii) making such disclosure to Learn2 Stockholders as, in the good faith judgment of Learn2's Board of Directors, if it determines in good faith, after consultation with outside legal counsel, that the failure to withdraw or modify its recommendation would be inconsistent with its fiduciary duties, or to take a position permitted by Rule 14e-2(a)(2) or (3) under the Exchange Act in order to comply with Rule 14d-9 or Rule 14e-2 under the Exchange Act (provided that any such withdrawal or modification shall not change the approval of the Board of Directors for purposes of causing any Section 203 of the Delaware General Corporation Law or any other takeover statute to be inapplicable to the transactions contemplated by this Agreement), but only after the second Business Day following E-Stamp's receipt of written notice from Learn2 of its intent to take any action permitted by this sentence, with the intent of permitting E-Stamp to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected.

SECTION 5.05      NO SOLICITATION BY E-STAMP OF COMPETING TRANSACTIONS.

      (a) Neither E-Stamp nor any E-Stamp Subsidiary or Affiliate of E-Stamp shall (and E-Stamp shall cause the officers, directors, employees, representatives and agents of E-Stamp, each E-Stamp Subsidiary and each Affiliate of E-Stamp, including, but not limited to, investment bankers, attorneys and accountants, not to), (i) directly or indirectly, encourage, solicit or facilitate any inquiries or proposals that constitute, or could reasonably be expected to lead to, an Acquisition Proposal relating to E-Stamp or (ii) participate in or initiate discussions or negotiations concerning, or provide any information to, any Person or group (other than Learn2, any of its Affiliates or representatives) relating to, an Acquisition Proposal relating to E-Stamp; provided, however, that if, at any time prior to the Effective Time, E-Stamp's Board of Directors determines in good faith, after consultation with counsel, that it is necessary to do so in order to comply with its fiduciary duties to E-Stamp Stockholders under applicable Law, E-Stamp may, in response to a Superior Proposal relating to E-Stamp that was not solicited by it or that did not otherwise result from a breach of this Section 5.05(a), and subject to providing prior written notice of its decision to take such action to Learn2 and compliance with Section 5.05(c), (x) furnish information with respect to E-Stamp and any E-Stamp Subsidiary to any Person making a Superior Proposal relating to E-Stamp pursuant to a confidentiality agreement containing terms no less favorable to E-Stamp than the Confidentiality Agreement and (y) participate in discussions or negotiations regarding such Superior Proposal.

      (b) Except as set forth below in this subsection (b), neither E-Stamp's Board of Directors nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Learn2, the approval or recommendation by E-Stamp's Board of Directors or any committee thereof of this Agreement or the Merger, (ii) approve or recommend or propose to approve or recommend, any Acquisition Proposal relating to E-Stamp or (iii) enter into a letter of intent, agreement in principle, acquisition agreement or any other agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, prior to the Effective Time, in response to a Superior Proposal relating to E-Stamp that was not solicited by E-Stamp and that did not otherwise result from a breach of Section 5.05(a), E-Stamp's Board of Directors may (subject to this sentence and the provisions of Section 7.01 and Section 7.03) take any action specified in subparagraphs (i), (ii) or (iii) of this Section 5.05(b) but only after the second Business Day following Learn2's receipt of written notice from E-Stamp advising Learn2 that E-Stamp's Board of Directors has received a Superior Proposal relating to E-Stamp that it intends to accept, specifying the material terms and conditions of such Superior Proposal, and identifying the Person making such Superior Proposal.

      (c) E-Stamp agrees that as of the date hereof, it, E-Stamp Subsidiaries and Affiliates (and their respective officers, directors, employees, representatives and agents) shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person (other than Learn2 or its representatives) conducted heretofore with respect to any Acquisition Proposal. E-Stamp shall notify Learn2 promptly (and in any event within one day) after receipt by E-Stamp (or its advisors) of any Acquisition Proposal relating to E-Stamp or any request for nonpublic information in connection with an Acquisition Proposal relating to E-Stamp or for access to the properties, books or records of E-Stamp or any E-Stamp Subsidiary by any Person that informs E-Stamp that it is considering making, or has made, an Acquisition Proposal relating to E-Stamp. Such notice to Learn2 shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. E-Stamp shall keep Learn2 informed of all material developments and the status of any Acquisition Proposal relating to E-Stamp, any negotiations or discussions with respect to any such Acquisition Proposal or any request for nonpublic information in connection with any Acquisition Proposal relating to E-Stamp or for access to the properties, books or records of E-Stamp or any E-Stamp Subsidiary by any Person that is considering making, or has made, an Acquisition Proposal relating to E-Stamp.

      (d) Nothing contained in this Section 5.05 or any other provision hereof shall prohibit E-Stamp or E-Stamp's Board of Directors from (i) withdrawing or modifying its recommendation of this Agreement or the Merger, (ii) taking and disclosing to E-Stamp Stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act, or (iii) making such disclosure to E-Stamp Stockholders as, in the good faith judgment of E-Stamp's Board of Directors, if it determines in good faith, after consultation with outside legal counsel, that the failure to withdraw or modify its recommendation would be inconsistent with its fiduciary duties, or to take a position permitted by Rule 14e-2(a)(2) or (3) under the Exchange Act in order to comply with Rule 14d-9 or Rule 14e-2 under the Exchange Act (provided that any such withdrawal or modification shall not change the approval of the Board of Directors for purposes of causing any
Section 203 of the Delaware General Corporation Law or any other takeover statute to be inapplicable to the transactions contemplated by this Agreement), but only after the second Business Day following Learn2's receipt of written notice from E-Stamp of its intent to take any action permitted by this sentence, with the intent of permitting Learn2 to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected.

SECTION 5.06      REGISTRATION STATEMENT; PROXY STATEMENT

      (a) E-Stamp and Learn2 agree that as promptly as practicable following the date of this Agreement they shall jointly prepare and file a registration statement on Form S-4 (the "REGISTRATION STATEMENT") including a joint proxy statement/prospectus (the "PROXY STATEMENT") with the SEC. Each Party shall use commercially reasonable efforts to cause the Proxy Statement to be mailed to its stockholders at the earliest practicable date following such filing. In connection with the foregoing, Learn2 shall furnish to E-Stamp (and be responsible for) all information related to it as is required to be included in the Registration Statement. If at any time prior to the Effective Time any event with respect to Learn2 or any Learn2 Subsidiary or with respect to other information supplied by Learn2 for inclusion in the Registration Statement shall occur which is required to be described in an amendment of, or a supplement to, the

Registration Statement, Learn2 shall provide written notice thereof to E-Stamp and such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated. If, at any time prior to the Effective Time any event with respect to E-Stamp or any of the E-Stamp Subsidiary or with respect to other information supplied by E-Stamp for inclusion in the Registration Statement shall occur, which is required to be described in an amendment of, or a supplement to, the Registration Statement, E-Stamp shall provide written notice thereof to E-Stamp, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated. No filing of, or amendment or supplement to, the Registration Statement will be made by either E-Stamp or Learn2 without the other Party's prior consent (which shall not be unreasonably withheld, delayed or conditioned) and without providing the other party the opportunity to review and comment thereon. E-Stamp shall advise Learn2, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of E-Stamp Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

SECTION 5.07      STOCKHOLDERS MEETINGS.

      (a) As soon as practicable following the effectiveness of the Registration Statement, Learn2, acting through Learn2's Board of Directors, shall, in accordance with applicable Law:

            (i) duly call, give notice of, convene and hold a special meeting of the Learn2 Stockholders (the "LEARN2 STOCKHOLDERS' MEETING") for the purpose of considering and taking action upon the approval of (x) the Merger and the adoption of this Agreement, and (y) the issuance of the RGC Shares (as defined in Section 5.16) to RGC International Investors, LDC ("RGC");

            (ii) use its reasonable efforts to solicit from Learn2 Stockholders proxies in favor of the Merger and take all other action necessary to secure any vote or consent of Learn2 Stockholders required by the certificate of incorporation of Learn2 and Delaware Law, or other applicable Law, to effect the Merger and to approve the issuance of the RGC Shares.

E-Stamp shall vote, or cause to be voted, in favor of the approval of the Merger and the approval and adoption of this Agreement: all Learn2 Shares owned by E-Stamp or any E-Stamp Subsidiary. Learn2's obligation to call, give notice of, convene and hold the Learn2 Stockholders' Meeting in accordance with this
Section 5.07(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to Learn2 of any Acquisition Proposal, Learn2's withdrawal or modification, or proposed withdrawal or modification, of its position with respect to the Merger, or approval or recommendation, or proposed approval or recommendation of, any Acquisition Proposal relating to Learn2, or entering into any agreement with respect to any Acquisition Proposal relating to Learn2.

      (b) As soon as practicable following the effectiveness of the Registration Statement, E-Stamp, acting through E-Stamp's Board of Directors, shall, in accordance with applicable Law:

            (i) duly call, give notice of, convene and hold a special meeting of the E-Stamp Stockholders (the "E-STAMP STOCKHOLDERS' MEETING") as promptly as practicable following the date hereof for the purpose of considering and taking action upon the approval of (x) the Merger and the adoption of this Agreement,
(y) the election of directors of E-Stamp effective upon the Effective Time as contemplated by Section 1.06(b) above, and (z) the change of E-Stamp's corporate name to "Learn2.com, Inc." (the "NAME CHANGE"); and

            (ii) use its reasonable efforts to solicit from E-Stamp Stockholders proxies in favor of the Merger and take all other action necessary to secure any vote or consent of E-Stamp Stockholders required by the certificate of incorporation of E-Stamp and Delaware Law, or other applicable Law, to effect the Merger and to approve the Name Change.

Learn2 shall vote, or cause to be voted, in favor of the approval of the Merger and the approval and adoption of this Agreement: all E-Stamp Shares owned by Learn2 or any Learn2 Subsidiary. E-Stamp's obligation to call, give notice of, convene and hold the E-Stamp Stockholders' Meeting in accordance with this
Section 5.07(b) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to E-Stamp of any Acquisition Proposal, E-Stamp's withdrawal or modification, or proposed withdrawal or modification, of its position with respect to the Merger, or approval or recommendation, or proposed approval or recommendation of, any Acquisition Proposal relating to E-Stamp, or entering into any agreement with respect to any Acquisition Proposal relating to E-Stamp.

SECTION 5.08      QUARTERLY PLAN.

      (a) E-Stamp shall promptly notify, and consult with, Learn2 in the event that either E-Stamp's actual expenditures, or the valuation of E-Stamp's Assets, vary, or are reasonably expected to vary, in any material amount, from E-Stamp's expected expenditures or valuations set forth in Section 4.07 of the E-Stamp Disclosure Letter. E-Stamp shall not make any expenditures other than those set forth in its Quarterly Plan as set forth in Section 4.07 of the E-Stamp Disclosure Letter, or an Asset Disposition, without Learn2's prior written approval (which shall not be unreasonably withheld or delayed).

      (b) No later than three (3) weeks following the end of each month, E-Stamp shall provide Learn2 with its unaudited monthly financial statements and provide all reasonably requested computations and workpapers related thereto.

SECTION 5.09      ACCESS AND INFORMATION.

For so long as this Agreement is in effect, and subject to applicable Laws, each Party shall, and shall cause each of their respective Subsidiaries to, (a) afford to the other Party and its officers, employees, accountants, consultants, legal counsel and other representatives reasonable access during normal business hours, subject to reasonable advance notice, to all of their respective properties, Contracts, books, records and personnel and (b) furnish promptly to the other Party (i) a copy of each Contract filed with, or received from any Governmental Entity and (ii) all other information concerning their respective businesses, operations, Assets, liabilities and personnel as such other Party may reasonably request.

SECTION 5.10      PUBLICITY.

E-Stamp and Learn2 shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld, conditioned or delayed; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law or the rules and regulations of a national securities exchange or the Nasdaq Stock Market if it has used all reasonable efforts to consult with the other party prior thereto.

SECTION 5.11      DIRECTORS' AND OFFICERS' INSURANCE INDEMNIFICATION.

      (a) For six years after the Effective Time, E-Stamp shall indemnify, defend and hold harmless each current and former officer or director of Learn2 or any Learn2 Subsidiary against all losses, claims, damages, liabilities, costs, fees and expenses, including reasonable fees and disbursements of counsel and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided that any such settlement is effected with the written consent of E-Stamp or the Surviving Corporation, which consent shall not be unreasonably withheld) arising out of actions or omissions occurring at or prior to the Effective Time to the full extent required under applicable Delaware Law, the terms of the certificate of incorporation or by-laws of Learn2, as in effect at the date hereof; provided, that, in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims.

      (b) E-Stamp or the Surviving Corporation shall maintain Learn2's existing officers' and directors' liability insurance for a period of not less than six years after the Effective Date; provided, that E-Stamp may substitute therefor policies of substantially equivalent coverage and amounts containing terms no less favorable to the former directors or officers of Learn2 to which such insurance applies; provided, further, that in no event shall E-Stamp or the Surviving Corporation be required to pay aggregate premiums for insurance under this Section 5.12(b) in excess of 200% of the aggregate premiums paid by Learn2 in 2000 on an annualized basis for such purpose; and provided, further, that if E-Stamp or the Surviving Corporation is unable to obtain the amount of insurance required by this Section 5.12(b) for such aggregate premium, E-Stamp or the Surviving Corporation shall obtain as much insurance as can be obtained for an annual premium not in excess of 200% of the aggregate premiums paid by Learn2 in 2000 on an annualized basis for such purpose.

SECTION 5.12      EMPLOYEE BENEFIT MATTERS.

      (a) For a period of one year after the Effective Time, E-Stamp shall maintain, or cause to be maintained, employee benefit plans and arrangements which in the aggregate will provide retirement, health, welfare and insurance benefits that are comparable to the retirement, health, welfare and insurance benefits provided to those employees of Learn2 immediately prior to the Effective Time, other than with respect to perquisites and fringe benefits not offered to similarly situated employees of E-Stamp.

      (b) With respect to any employee benefit plan, program or policy of E-Stamp or any Subsidiary that is made available to employees of Learn2 or Learn2 Subsidiary: (i) service with Learn2 and Learn2 Subsidiaries by any such employee as reflected on Learn2 or Learn2 Subsidiary's records or the comparable plan records, at the election of E-Stamp, prior to the Effective Time shall be credited for eligibility, participation and vesting purposes under such plan, program or policy (but not for purposes of accrual of benefits), subject to appropriate break-in-service rules; provided, however that the applicable insurance carrier, third party provider or the like agrees to do so; and (ii) with respect to any welfare benefit plans to which such employee may become eligible, E-Stamp shall cause such plans to provide for the year 2000 credit for any co-payments or deductibles and maximum out-of-pocket payments by such employees and waive all pre-existing condition exclusions and waiting periods, other than limitations or waiting periods that had not been satisfied, under any welfare benefit plans maintained by Learn2 and any Learn2 Subsidiary prior to the Effective Time; provided, however that the applicable insurance carrier, third party provider or the like agrees to do so. E-Stamp shall recognize vacation days previously accrued and reserved for by Learn2 immediately prior to the Effective Time.

      (c) Effective as of the day immediately preceding the Effective Time, Learn2 and each Learn2 Subsidiary and their Affiliates, as applicable, shall each terminate any and all group severance, separation or salary continuation plans, programs or arrangements, and any and all plans intended to include a Code Section 401(k) arrangement (unless E-Stamp provides written notice to Learn2 that such 401(k) plans shall not be terminated) (collectively, "LEARN2 PLANS"). Unless E-Stamp provides such written notice to Learn2, no later than three (3) business days prior to the Effective Time, Learn2 shall provide E-Stamp with evidence that such Learn2 Plans have been terminated (effective as of the day immediately preceding the Effective Time) pursuant to resolutions of Learn2's Board of Directors and/or Learn2 Subsidiary's Board of Directors, as applicable. The form and substance of such resolutions shall be subject to review and approval of E-Stamp. Learn2 and Learn2 Subsidiary also shall take such other actions in furtherance of terminating each such Learn2 Plan as E-Stamp may reasonably require.

      (d) Notwithstanding any disclosure set forth in the Learn2 Disclosure Letter, Learn2 hereby covenants and agrees that, from the date of this Agreement until the Effective Time, unless otherwise consented to in writing by E-Stamp, Learn2 shall not implement or effect the vesting of the repricing of any Learn2 Options that have been repriced. Learn2 and E-Stamp agree that, promptly following the date of this Agreement, they each shall use commercially reasonable efforts to jointly prepare a plan setting forth the Parties' mutual agreement with respect to the implementation and terms of any such vesting with respect to any Learn2 Options.

SECTION 5.13      TRANSACTION EXPENSES.

Except as provided in Section 7.03 of this Agreement, each Party to this Agreement (or the Surviving Corporation, after the Merger) shall bear its own expenses in connection herewith, including, without limitation, the fees of each Party's respective legal counsel, financial advisors, accountants, brokers, finders or investment bankers.

SECTION 5.14      STOCKHOLDER LITIGATION.

Each of Learn2, on the one hand, and E-Stamp, on the other hand, shall give the other the reasonable opportunity to participate in the defense of any stockholder litigation against Learn2, or E-Stamp, as applicable, and its directors, relating to the transactions contemplated hereby.

SECTION 5.15      AFFILIATE AGREEMENTS.

Section 5.15 of the Learn2 Disclosure Letter set forth those persons who, in Learn2's reasonable judgment are, or may be deemed to be, "affiliates" of Learn2 within the meaning of Rule 145 promulgated under the Securities Act. Learn2 shall deliver or cause to be delivered to E-Stamp, concurrently with the execution of this Agreement, from each of such persons an executed Rule 145 Affiliate Agreement in the form attached hereto as ANNEX A.

SECTION 5.16      REDEMPTION AND TERMINATION OF CONVERTIBLE DEBENTURE.

Learn2 shall deliver or cause to be delivered to E-Stamp, concurrently with the execution of this Agreement, a written agreement between Learn2 and RGC in the form attached hereto as ANNEX B (the "RGC REDEMPTION AND TERMINATION AGREEMENT"), that shall provide for the redemption and termination of that certain Convertible Debenture dated March 10, 2000 in the aggregate principal amount of $10,000,000.00 (the "RGC CONVERTIBLE DEBENTURE") issued by Learn2 to RGC, pursuant to the terms set forth in the RGC Redemption and Termination Agreement.

SECTION 5.17      TERMINATION OF LETTER AGREEMENT.

Learn2 shall deliver or cause to be delivered to E-Stamp, concurrently with the execution of this Agreement, evidence of its termination of that certain letter agreement dated March 8, 2001 between Learn2 and Commonwealth Associates, L.P., which termination shall be in form and substance reasonably satisfactory to E-Stamp and shall provide that Learn2 has no remaining obligations or liabilities under such letter agreement.

SECTION 5.18      LOCK-UP AGREEMENTS.

Each of E-Stamp and Learn2 shall use its best efforts to deliver or cause to be delivered to the other Party as promptly as practicable following the date of this Agreement, but in any event no later than the date of mailing of the Proxy Statement to the Stockholders of Learn2 and E-Stamp, from each of its directors and executive officers who shall be serving in such capacities immediately following the Effective Time of the Merger, a lock-up agreement pursuant to which such person shall agree to subject the E-Stamp Shares beneficially owned by such person to the same contractual trading restrictions to which the E-Stamp Shares issued to RGC in the Merger are subject by virtue of the RGC Redemption and Termination Agreement.

                                  ARTICLE VI.
                                   CONDITIONS

SECTION 6.01      CONDITIONS TO OBLIGATIONS OF EACH PARTY UNDER THIS AGREEMENT.

The respective obligations of each Party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by agreement of E-Stamp and Learn2, in whole or in part, to the extent permitted by applicable Law:

      (a) STOCKHOLDER APPROVAL. This Agreement shall have been duly approved and adopted and the Merger duly approved by the requisite vote under Delaware Law and the certificate incorporation and bylaws of Learn2 or E-Stamp, as applicable, by the Learn2 Stockholders and the E-Stamp Stockholders.

      (b) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of such Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of E-Stamp or Learn2, threatened by the SEC.

      (c) NO ORDER. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law, in any case which is in effect and which prevents or prohibits consummation of the Merger; provided, however, that the Parties shall use their commercially reasonable efforts to cause any such Law to be vacated or lifted.

SECTION 6.02      CONDITIONS TO OBLIGATIONS OF E-STAMP.

The obligation of E-Stamp to consummate the transactions contemplated hereby shall be subject to the fulfillment on or prior to the Closing Date of the following conditions, any or all of which may be waived by E-Stamp, in whole or in part, to the extent permitted by applicable Law:

      (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Learn2 contained herein shall be true in all respects (in the case of any representation or warranty qualified as to materiality) or in all material respects (in the case of any representation or warranty not so qualified) at and as of the date hereof and on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except (i) in each case, or in the aggregate, other than with respect to the representation set forth in Section 3.04, as does not constitute a Learn2 Material Adverse Effect, (ii) for changes contemplated by this Agreement, and (iii) for those representations and warranties which address matters only of a certain date (which representations shall have been true and correct (subject to any qualifications set forth in the preceding clause (i)) as of such particular date), and E-Stamp shall have received a certificate signed by an executive officer of Learn2 to such effect.

      (b) PERFORMANCE OF OBLIGATIONS. Learn2 shall have performed or complied in all material respects with all conditions, agreements, obligations and covenants required to be performed or complied with prior to the Closing by Learn2 under this Agreement and E-Stamp shall have received a certificate signed by an executive officer of Learn2 to such effect.

      (c) LEARN2 MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall not have occurred a Learn2 Material Adverse Effect (or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any Learn2 Material Adverse Effect) not disclosed in the Learn2 Disclosure Letter as of the date hereof.

      (d) REDEMPTION AND TERMINATION OF RGC CONVERTIBLE DEBENTURE. The issuance of the RGC Shares shall have been duly approved by the Learn2 Stockholders, Learn2 shall have issued the RGC Shares to RGC, the RGC Convertible Debenture shall have been redeemed in accordance with the terms of the RGC Redemption and Termination Agreement, and E-Stamp shall have received evidence of all the foregoing in form and substance reasonably satisfactory to E-Stamp.

SECTION 6.03      CONDITIONS TO OBLIGATIONS OF LEARN2.

The obligation of Learn2 to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any or all of which may be waived by Learn2, in whole or in part, to the extent permitted by applicable Law:

      (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of E-Stamp contained herein shall be true in all respects (in the case of any representation or warranty qualified as to materiality) or in all material respects (in the case of any representation or warranty not so qualified) at and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of the Closing Date, except (i) in each case, or in the aggregate, other than with respect to the representation set forth in Section 4.04, as does not constitute an E-Stamp Material Adverse Effect, (ii) for changes contemplated by this Agreement, and (iii) for those representations and warranties which address matters only of a certain date (which representations shall have been true and correct (subject to any qualifications set forth in the preceding clause (i)) as of such particular date) and Learn2 shall have received a certificate of an executive officer of E-Stamp to such effect.

      (b) PERFORMANCE OF OBLIGATIONS. E-Stamp shall have performed or complied in all material respects with all conditions, agreements, obligations and covenants required to be performed or complied with prior to the Closing by E-Stamp under this Agreement and Learn2 shall have received a certificate of an executive officer of E-Stamp to such effect.

      (c) E-STAMP MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall not have occurred an E-Stamp Material Adverse Effect (or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any E-Stamp Material Adverse Effect) not disclosed in the E-Stamp Disclosure Letter as of the date hereof.

      (d) NET CASH AS OF CLOSING DATE. The Net Cash as of the Closing Date shall be at least $13,000,000; provided that the Closing occurs on or before July 30, 2001. The foregoing minimum Net Cash condition will be subject to a monthly $750,000 reduction (the "MONTHLY ADJUSTMENT AMOUNT") applied daily on a pro rata basis to the extent that the Closing occurs after

July 30, 2001; provided, that in the event that E-Stamp terminates, assigns or sublets the E-Stamp Real Estate Lease, the Monthly Adjustment Amount for periods following the date of such termination, assignment or sublease, as applicable, will be reduced from $750,000 to $450,000.

      (e) LIMITATION ON DISSENT. Learn2 Stockholders holding in the aggregate less than ten percent (10%) of the outstanding Learn2 Shares shall have exercised or given notice of their intent to exercise appraisal or dissenters' rights in accordance with applicable law.

                                  ARTICLE VII.
                        TERMINATION, AMENDMENT AND WAIVER

SECTION 7.01      TERMINATION.

This Agreement may be terminated at any time (except where otherwise indicated) prior to the Effective Time:

      (a) by mutual written consent of E-Stamp and Learn2;

      (b) By either of Learn2 or E-Stamp:

            (i) If the Merger shall not have been consummated by September 30, 2001 for any reason; PROVIDED HOWEVER, that the right to terminate this Agreement pursuant to this Section 7.01(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure constitutes a breach of this Agreement;

            (ii) if (A) the E-Stamp Stockholder approval contemplated by Section 5.07(b) shall not have been received by reason of the failure to obtain the required vote at a meeting of E-Stamp Stockholders duly convened therefor or at any adjournment thereof, or (B) the Learn2 Stockholder approval contemplated by
Section 5.07(a) shall not have been received by reason of the failure to obtain the required vote at a meeting of Learn2 Stockholders duly convened therefore or at any adjournment thereof; or

            (iii) if any Governmental Entity shall have issued a Law, which permanently restrains, enjoins or otherwise prohibits the Merger and such Law shall have become final and non-appealable.

      (c) By Learn2:

            (i) if E-Stamp fails to consummate the Private Placement pursuant to
Section 1.08 of this Agreement;

            (ii) if, prior to the exchange of Learn2 Shares by E-Stamp pursuant to the Merger, E-Stamp's Board of Directors shall have withdrawn, modified or changed in a manner adverse to Learn2 its approval or recommendation of this Agreement or the Merger or shall have recommended an Acquisition Proposal relating to E-Stamp or shall have executed an agreement in principle or definitive agreement relating to an Acquisition Proposal relating to E-Stamp with a Person other than Learn2 or its Affiliates; or

            (iii) if E-Stamp shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, in either case such that the conditions set forth in Section 6.03(a) or Section 6.03(b) would not be satisfied as of the time of such breach, which breach cannot be or has not been cured within 15 days after the giving of written notice by Learn2 to E-Stamp.

      (d) By E-Stamp:

            (i) if, prior to the exchange of Learn2 Shares by E-Stamp pursuant to the Merger, Learn2's Board of Directors shall have withdrawn, modified or changed in a manner adverse to E-Stamp its approval or recommendation of this Agreement or the Merger or shall have recommended an Acquisition Proposal relating to Learn2 or shall have executed an agreement in principle or definitive agreement relating to an Acquisition Proposal relating to Learn2 with a Person other than E-Stamp or its Affiliates; or

            (ii) if, prior to the exchange of Learn2 Shares pursuant to the Merger, Learn2 shall have breached any representation, warranty, covenant or other agreement contained in this Agreement, in either case such that the conditions set forth in Section 6.02(a) or Section 6.02(b) would not be satisfied as of the time of such breach which breach cannot be or has not been cured within 15 days after the giving of written notice by E-Stamp to Learn2.

SECTION 7.02      EFFECT OF TERMINATION.

In the event of the termination or abandonment of the transactions contemplated hereunder by any party hereto pursuant to the terms of this Agreement, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination or abandonment is made, and there shall be no liability on the part of E-Stamp, or Learn2 except (A) for fraud or for willful breach of this Agreement prior to such termination or abandonment, (B) as set forth in this Section 7.02, 7.03 and Article VIII (General Provisions), each of which shall survive the termination of this Agreement, and (C) that the provisions of the Confidentiality Agreement will continue in full force and effect.

SECTION 7.03      FEES AND EXPENSES.

      (a) All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that Learn2 and E-Stamp shall share equally all fees and expenses, other than attorneys' and accountants' fees and expenses, incurred in relation to the printing and filing with the SEC of the Proxy Statement/Prospectus (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

      (b) If this Agreement is terminated by Learn2 pursuant to Section 7.01(b)(ii)(A) or Section 7.01(c)(ii), E-Stamp shall pay to Learn2 in immediately available funds, within one (1) business day after demand by Learn2, the amount of $500,000.00.

      (c) If this Agreement is terminated by E-Stamp pursuant to Section 7.01(b)(ii)(B) or Section 7.01(d)(i), Learn2 shall pay to E-Stamp in immediately available funds, within one (1) business day after demand by E-Stamp, the amount of $500,000.00.

      (d) E-Stamp and Learn2 each acknowledge that the agreements contained in this Section 7.03 are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty, and that, without these agreements, neither E-Stamp nor Learn2 would enter into this Agreement; accordingly, if either Party fails to pay in a timely manner the amounts due pursuant to Section 7.03(b) or 7.03(c), as applicable, and, in order to obtain such payment, the other Party makes a claim that result in a judgment against the non-paying Party for the amounts set forth in Section 7.03(b) or 7.03(c), as applicable, the non-paying Party shall pay to the other Party its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in
Section 7.03(b) or 7.03(c), as applicable, at the prime rate of J.P. Morgan Chases in effect on the date such payment was required to be made. Payment of the fees described in Section 7.03(b) and Section 7.03(c) shall not be in lieu of damages incurred in the event of breach of this Agreement.

SECTION 7.04      AMENDMENT.

Subject to applicable Law, this Agreement may be amended by the Parties at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by the Parties.

SECTION 7.05      EXTENSION; WAIVER.

At any time prior to the Effective Time, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties,
(b) waive any inaccuracies in the representations and warranties contained herein or in any Agreements, documents, certificates or other instruments delivered pursuant hereto and (c) waive compliance with any of the Agreements or conditions contained in this Agreement. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                 ARTICLE VIII.
                               GENERAL PROVISIONS


SECTION 8.01      NOTICES.

All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses or sent by electronic transmission to the following facsimile numbers (or at such other address or facsimile number for a Party as shall be specified by like notice):

      (a) to E-Stamp:

                  E-Stamp Corporation
                  2051 Stierlin Court
                  Mountain View, CA  94043
                  Facsimile:  (650) 919-7867
                  Attention:  General Counsel

                  With a copy (which shall not constitute notice) to:

                  Wilson Sonsini Goodrich & Rosati, P.C.
                  650 Page Mill Road
                  Palo Alto, CA 94304
                  Facsimile:  (650) 493-6811
                  Attention:  N. Anthony Jeffries, Esq.

      (b) If to Learn2:

                  Learn2.com, Inc.
                  1311 Mamaroneck Avenue, Suite 210
                  White Plains, NY  10604
                  Telecopier No.:  (914) 682-8790
                  Attention:  President and Chief Executive Officer

            With a copy (which shall not constitute notice) to:

                  Swidler Berlin Shereff Friedman, LLP
                  The Chrysler Building
                  405 Lexington Avenue
                  New York, NY 10174
                  Telecopier No.:  (212) 891-9598
                  Attention:  Gerald Adler, Esq.

SECTION 8.02      NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time.

SECTION 8.03      HEADINGS.

The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 8.04      SEVERABILITY.

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

SECTION 8.05      ENTIRE AGREEMENT.

This Agreement, together with the Confidentiality Agreement, the Convertible Note and the RGC Redemption and Termination Agreement, constitute the entire agreement of the Parties and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder.

SECTION 8.06      ASSIGNMENT.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other Parties; provided, however, that E-Stamp shall have the right to assign this Agreement without the prior written consent of Learn2 to a direct or indirect wholly-owned E-Stamp Subsidiary, but no such assignment shall relieve E-Stamp of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

SECTION 8.07      PARTIES IN INTEREST.

This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, other than the right to receive the Merger Consideration pursuant to Article II of this Agreement, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 8.08      MUTUAL DRAFTING.

Each Party has participated in the drafting of this Agreement, which each Party acknowledges is the result of extensive negotiations between the Parties. Consequently, this Agreement shall be interpreted without reference to any rule or precept of law that states that any ambiguity in a document be construed against the drafter.

SECTION 8.09      GOVERNING LAW.

This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law.

SECTION 8.10      COUNTERPARTS.

This Agreement may be executed and delivered in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 8.11      SINGULAR AND PLURAL.

Any reference in this Agreement to the singular includes a reference to the plural and vice versa.

                                   ARTICLE IX.
                                   DEFINITIONS

      For purposes of this Agreement, the following terms, and the singular and plural thereof, shall have the meanings set forth below:

      "ACQUISITION PROPOSAL" means any proposal or offer to acquire, directly or indirectly, 15% or more of the assets of a Person and its Subsidiaries, taken as a whole, or of the capital stock of a Person, whether by sale of Assets, tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transactions involving such Person or its Subsidiaries, division or operating or principal business unit.

      "AFFILIATE" means: (a) with respect to an individual, any member of such individual's family residing in the same household; (b) with respect to an entity, any officer or director of such entity; and (c) with respect to a Person, any Person which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person or entity.

      "AGREEMENT" is defined in the Preamble to this Agreement and shall include the Annexes and Exhibits to this Agreement, the Learn2 Disclosure Letter and the E-Stamp Disclosure Letter.

      "ACQUISITION" is defined in the Preamble to this Agreement.

      "ASSETS" means assets of every kind and everything that is or may be available for the payment of liabilities (whether inchoate, tangible or intangible), including, without limitation, cash and cash equivalents, receivables and real and personal property.

      "ASSET DISPOSITION" is defined in Section 5.02 (f) of this Agreement.

      "BENEFIT PLAN" is defined in Section 3.16 of this Agreement.

      "BUSINESS DAY" means a day other than a Saturday, a Sunday or any other day on which commercial banks in the City of New York are authorized or obligated to be closed.

      "CERTIFICATE" means a certificate that immediately prior to the Effective Time represented Learn2 Shares which were converted pursuant to Section 2.01 into the right to receive the Merger Consideration.

      "CERTIFICATE OF MERGER" means the certificate of merger, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law in order to effect the Merger.

      "CLOSING" is defined in Section 1.03 of this Agreement.

      "CLOSING DATE" means the date of the Closing.

      "CODE" means the United States Internal Revenue Code of 1986, as amended, and all regulations promulgated pursuant thereto or in connection therewith.

      "CONFIDENTIALITY AGREEMENT" means the Confidentiality Agreement, dated March 19, 2001 among the Parties.

      "CONTRACT" means any agreement between or among two or more Persons with respect to their relative rights and/or obligations or with respect to a thing done or to be done, including, without limitation, agreements denominated as contracts, leases, promissory notes, covenants, easements, rights of way, commitments, arrangements and understandings.

      "CONVERTIBLE NOTE" means the promissory note to be issued by Learn2 to E-Stamp, in the form attached hereto as ANNEX C.

      "DELAWARE LAW" is defined in the Preamble to this Agreement.

      "EFFECTIVE TIME" is defined in Section 1.02 of this Agreement.

      "ENVIRONMENTAL LAWS" means any federal, state or local Law relating to public health or safety, or pollution, damage to or protection of the environment including, without limitation, Laws relating to emissions, discharges, releases or threatened release of Hazardous Materials into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, generation, disposal, transport or handling of any Hazardous Material.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all regulations promulgated pursuant thereto or in connection therewith.

      "E-STAMP" is defined in the Preamble to this Agreement.

      "E-STAMP BENEFIT PLAN" is defined in Section 4.16 of this Agreement.

      "E-STAMP CONTRACT" is defined in Section 4.14 of this Agreement.

      "E-STAMP DISCLOSURE LETTER" is defined in the preamble of Article IV of this Agreement.

      "E-STAMP DISCLOSURE DOCUMENTS" is defined in Section 4.08 of this Agreement and includes the Offering Documents.

      "E-STAMP FINANCIAL STATEMENTS" is defined in Section 4.07(b) of this Agreement.

      "E-STAMP MATERIAL ADVERSE EFFECT" means any event, change or effect that, individually or when taken together with any related events, would be materially adverse to the business or operations or capitalization of E-Stamp and any E-Stamp Subsidiary, taken as a whole (other than the following in and of themselves, either alone or in combination: (i) any event, change or effect occurring as a result of (A) general economic or financial conditions or (B) conditions affecting E-Stamp's industry as a whole, (ii) any change or effect resulting from any termination of a customer or supplier relationship that is directly attributable to the announcement of this Agreement or the Merger or the transactions contemplated in connection therewith, (iii) a change in the market price or trading volume of the E-Stamp Shares, and (iv) any delisting of the E-Stamp Shares from the Nasdaq Stock Market).

      "E-STAMP OPTION" is defined in Section 4.04 of this Agreement.

      "E-STAMP REAL ESTATE LEASE" means that certain Office Lease Agreement dated February 25, 2000 between E-Stamp and EOP-Shoreline Technology Park, LLC.

      "E-STAMP REAL PROPERTY" is defined in Section 4.13 of this Agreement.

      "E-STAMP SHARES" means shares of common stock, par value $0.001 per share, of E-Stamp.

      "E-STAMP STOCKHOLDERS" means the holders of E-Stamp Shares.

      "E-STAMP STOCKHOLDERS' MEETING" is defined in Section 5.07(b) of this Agreement.

      "E-STAMP SUBSIDIARY" means any Subsidiary of E-Stamp.

      "E-STAMP TAX RETURN" means all Tax Returns required to be filed by E-Stamp or any E-Stamp Subsidiary.

      "E-STAMP TOTAL OUTSTANDING SHARES" means all E-Stamp Shares outstanding immediately prior to the Effective Time plus all E-Stamp Shares issuable upon exercise of and conversion of all E-Stamp Options that have exercise prices equal to or less than the arithmetic average of the closing price of E-Stamp Common Stock on the each of the five (5) consecutive trading days ending on the day immediately preceding the date of the E-Stamp Stockholders' Meeting and are vested (or will become vested as a result of the E-Stamp Stockholders' Meeting, approval of the Merger by the E-Stamp Stockholders and/or consummation of the Merger) as of the Closing Date (excluding all E-Stamp Shares held by Learn2 or issuable to Learn2 upon exercise of and conversion of any E-Stamp Options).

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "EXCHANGE AGENT" is defined in Section 2.02(a) of this Agreement.

      "EXCHANGE RATIO" means the quotient obtained by dividing (x) the number equal to 99.5% of the E-Stamp Total Outstanding Shares by (y) the Learn2 Total Outstanding Shares.

      "GAAP" means United States generally accepted accounting principles consistently applied in accordance with past practices.

      "GOVERNMENTAL ENTITIES" (including the term "Governmental") means any governmental, quasi-governmental or regulatory authority, whether domestic or foreign.

      "HAZARDOUS MATERIAL" means (i) any "hazardous substance" as now defined pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601(14); (ii) any "pollutant or contaminant" as defined in 42 U.S.C. ss.9601(33); (iii) any material now defined as "hazardous waste" pursuant to 40 C.F.R. Part 261; (iv) any petroleum, including crude oil and any fraction thereof; (v) natural synthetic gas usable for fuel; (vi) any "hazardous chemical" as defined pursuant to 29 C.F.R. Part 1910; and (vii) any asbestos, polychlorinated biphenyl ("PCB"), radium, or isomer of dioxin, or any material or thing containing or composed of such substance or substances.

      "KNOWLEDGE" will be deemed to be present with respect to a Party and each Subsidiary of that Party when the matter in question is known, or upon reasonable investigation, should have been known, to the officer, director or employee primarily responsible for the matter in question.

      "LAWS" means all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, writs, injunctions, judgments and decrees applicable to the specified Person and to the businesses and Assets thereof (including, without limitation, Laws relating to the protection of classified information; the sale, leasing, ownership or management of real property; employment practices, terms and conditions, and wages and hours; building standards, land use and zoning; safety, health and fire prevention; and environmental protection, including Environmental Laws).

      "LEARN2" is defined in the Preamble to this Agreement.

      "LEARN2 CONTRACTS" is defined in Section 3.14 of this Agreement.

      "LEARN2 DISCLOSURE LETTER" is defined in the preamble of Article III of this Agreement.

      "LEARN2 FINANCIAL STATEMENTS" is defined in Section 3.07(b) of this Agreement.

      "LEARN2 MATERIAL ADVERSE EFFECT" means any event, change or effect that, individually or when taken together with any related events, would be materially adverse to the business or operations or capitalization of Learn2 and any Company Subsidiaries, taken as a whole (other than the following in and of themselves, either alone or in combination: (i) any event, change or effect occurring as a result of (A) general economic or financial conditions or (B) conditions affecting Learn2's industry as a whole,
(ii) any change or effect resulting from any termination of a customer or supplier relationship that is directly attributable to the announcement of this Agreement or the Merger or the transactions contemplated in connection therewith, (iii) a change in the market price or trading volume of the Learn2 Shares, and (iv) any delisting of the Learn2 Shares from the Nasdaq Stock Market). . "LEARN2 OPTION" means any outstanding option, warrant, convertible security (including without limitation the RGC Convertible Debenture) or other right to acquire (upon purchase, exchange, conversion or otherwise) Learn2 Shares.

      "LEARN2 REAL PROPERTY" is defined in Section 3.13 of this Agreement.

      "LEARN2 SEC REPORTS" is defined in Section 3.07(a) of this Agreement.

      "LEARN2 SHARES" means (i) the common stock, par value $0.01 per share, of Learn2, (ii) the preferred stock, par value $0.01 per share, of Learn2, and
(iii) any other capital stock of Learn2.
      "LEARN2 STOCKHOLDERS' MEETING" is defined in Section 5.07(a) of this Agreement.

      "LEARN2'S STOCK OPTION PLANS" means Learn2's 2000 Non-Employee Directors' Stock Option Plan, 1999 Stock Option Plan, Amended and Restated Incentive Stock Option Plan and Employee Stock Purchase Plan.

      "LEARN2 STOCKHOLDERS" means the holders of Learn2 Shares.

      "LEARN2 SUBSIDIARY" means any Subsidiary of Learn2.

      "LEARN2 TAX RETURNS" means all Tax Returns required to be filed by Learn2 or any Company Subsidiary.

      "LEARN2 TOTAL OUTSTANDING SHARES" means all Learn2 Shares outstanding immediately prior to the Effective Time (including the RGC Shares), plus all Learn2 Shares issuable upon exercise of and conversion of all Learn2 Options (excluding the RGC Convertible Debenture) that have exercise prices equal to or less than the arithmetic average of the closing price of Learn2 Common Stock on each of the five (5) consecutive trading days ending on the day immediately preceding the date of the Learn2 Stockholders' Meeting and are vested (or will become vested as a result of the Learn2 Stockholders' Meeting, approval of the Merger by the Learn2 Stockholders and/or consummation of the Merger) as of the Closing Date (excluding all Learn2 Shares held by E-Stamp or issuable to E-Stamp upon exercise of and conversion of any Learn2 Options, including the Private Placement Securities).

      "LICENSE" means any franchise, authorization, license, permit, easement, variance, exemption, certificate or approval of any Governmental Entity.

      "LIEN" means any mortgage, lien, pledge, security interest, deed of trust, encroachment, reservation, order, decree, judgment, charge or claim of any kind.

      "MERGER" is defined in the Preamble to this Agreement.

      "MERGER CONSIDERATION" is defined in Section 2.01(c) of this Agreement.

      "NET CASH" means (A) (i) cash and cash equivalents, (ii) accounts receivable, less allowance for doubtful accounts, (iii) prepaid expenses and deposits, (iv) notes receivable for a relocation loan from a specified employee not to exceed $200,000, (v) sales price for assets under binding purchase and sale agreements, (vi) fair market value of saleable assets at such fair market value as may be agreed upon by E-Stamp and Learn2 or, if the Parties are unable to agree, determined by appraisal, (vii) insurance proceeds payable to E-Stamp, and (viii) principal and accrued interest under the Convertible Note plus, to the extent that any of the principal and accrued interest under the Convertible Note has been converted into Learn2 preferred stock, the per share redemption price of such Learn2 preferred stock multiplied by the aggregate number of shares of Learn2 preferred stock issued to E-Stamp, or, if such Learn2 preferred stock has been converted into Learn2 common stock, the conversion price multiplied by the number of shares of Learn2 common stock issued to E-Stamp on conversion, LESS (B) (i) accounts payable, and (ii) accrued liabilities. In the event that E-Stamp has terminated, assigned or sublet the E-Stamp Real Estate Lease, or has entered into a binding agreement to such effect, prior to or at the Closing, the "prepaid expenses and deposits" referred to in the preceding clause (A)(iii) shall be deemed to include E-Stamp's $1,200,000 security deposit under the E-Stamp Real Estate Lease (the "SECURITY DEPOSIT"). In the event that E-Stamp has not terminated, assigned or sublet the E-Stamp Real Estate Lease, nor entered into any binding agreement to such effect, prior to the Closing, the Security Deposit shall be excluded from the "prepaid expenses and deposits" referred to in the preceding clause (A)(iii) AND Net Cash shall be deemed to be reduced by $800,000. Notwithstanding the foregoing, to the extent that E-Stamp enters into an arrangement with the landlord with respect to the E-Stamp Real Estate Lease not specifically contemplated in the foregoing paragraph, the foregoing adjustments to Net Cash that relate to the E-Stamp Real Estate Lease shall be adjusted as mutually agreed upon by the Parties in their reasonable judgment so as to arrive at an equitable adjustment to Net Cash that fairly reflects such arrangement. All determinations relating to the amount of Net Cash shall be made in accordance with GAAP, unless otherwise specifically provided for in this paragraph.

      "OFFERING DOCUMENTS" means the Registration Statement and the Proxy Statement.

      "ORDINARY COURSE OF BUSINESS" means ordinary course of business of a Person and its Subsidiaries consistent with their past practices.

      "PARTY" and "PARTIES" are defined in the Preamble to this Agreement.

      "PERMITTED LIENS" means (i) easements, rights of way, minor irregularities of title, (ii) liens for Taxes not yet due and payable or for Taxes being contested in good faith and for which adequate reserves have been maintained in accordance with GAAP, (iii) landlord, warehouse and materialmen's liens and (iv) other Liens similar to clauses (i), (ii) and (iii); provided, however, that any or all of the foregoing do not materially affect the utility or value of the Assets or other matters to which they relate.

      "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or other entity, or a Governmental Entity.

      "PRIVATE PLACEMENT SECURITIES" is defined in Section 1.08 of this Agreement.

      "PROXY STATEMENT" means the proxy or information statement to be filed, if necessary, by E-Stamp and Learn2 with the SEC pursuant to Sections 5.06 and 5.07, together with all amendments and supplements thereto and including the exhibits thereto.

      "REGISTRATION STATEMENT" is defined in Section 5.06 of this Agreement

      "RGC" is defined in Section 5.07(a) of this Agreement.

      "RGC CONVERTIBLE DEBENTURE" is defined in Section 5.16 of this Agreement.

      "RGC REDEMPTION AND TERMINATION AGREEMENT" is defined in Section 5.16 of this Agreement.

      "RGC SHARES" means the Learn2 Shares issuable to RGC pursuant to the terms of the RGC Redemption and Termination Agreement.

      "SEC" means the Securities and Exchange Commission.

      "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      "SERIES E PREFERRED SHARES" or "PREFERRED SHARES" means shares of Series E preferred stock, par value $0.01 per share, of Learn2, to be designated by Learn2's Board of Directors promptly following execution of this Agreement, and with the rights and privileges set forth in the Certificate of Designations attached as ANNEX D hereto.

      "SUBSIDIARY" means a corporation, partnership, joint venture or other entity of which any Person owns, directly or indirectly, at least fifty percent (50%) of the outstanding securities or other interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body or otherwise exercise control of such entity.

      "SUPERIOR PROPOSAL" means any proposal or offer made by a third party to acquire, directly or indirectly, including pursuant to a sale of Assets, tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the capital stock of a Person then outstanding or all or substantially all the Assets of a Person and otherwise on terms which such Person's Board of Directors determines in good faith judgment (after consultation with such Person's financial advisor), to be more favorable to its stockholders than the Merger and which is not subject to the receipt of any necessary financing or which, in the good faith judgment of such Person's Board of Directors, is reasonably capable of being obtained by such third party.

      "SURVIVING CORPORATION" is defined in Section 1.01 of this Agreement.

      "TAXES" (including the terms "TAX" and "TAXING") means all federal, state, local and foreign taxes (including, without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, License fees, registration fees, withholdings, or other similar charges of every kind, character or description imposed by any Governmental Entity, and any interest, penalties or additions to tax imposed thereon or in connection therewith.

      "TAX RETURNS" means all federal, state, local, foreign and other applicable returns, declarations, reports and information statements with respect to Taxes required to be filed with the United States Internal Revenue Service, and its successors, or any other Governmental Entity or Tax authority or agency, including, without limitation, consolidated, combined and unitary Tax returns.


      [Remainder of Page Intentionally Left Blank; Signature Page Follows]

      IN WITNESS WHEREOF, the Parties have executed and delivered, or have caused this Agreement to be duly executed and delivered, as of the date first set forth herein above.

                                    E-STAMP CORPORATION


                                    By:____________________________________
                                          Name:
                                          Title:


                                    LEARN2.COM, INC.


                                    By:_______________________________________
                                    Name:
                                    Title:


























       [AGREEMENT AND PLAN OF MERGER BY AND AMONG E-STAMP CORPORATION AND
                               LEARN2.COM, INC.]